AGREEMENT AND PLAN OF MERGER

                                      among

                               AXA Financial, Inc.

                              AIMA Acquisition Co.

                                       and

                               The MONY Group Inc.










                         Dated as of September 17, 2003



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                                Table of Contents
                                -----------------

                                                                            Page
                                                                            ----

ARTICLE I             THE MERGER; CLOSING; EFFECTIVE TIME....................4
   1.1      The Merger.......................................................4
   1.2      Closing..........................................................5
   1.3      Effective Time...................................................5

ARTICLE II   CERTIFICATE OF INCORPORATION AND BYLAWS OF THE
             SURVIVING CORPORATION...........................................5
   2.1      The Certificate of Incorporation.................................5
   2.2      The By-Laws......................................................5

ARTICLE III   OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION............6
   3.1      Directors........................................................6
   3.2      Officers.........................................................6

ARTICLE IV    EFFECT OF THE MERGER ON STOCK; EXCHANGE OF CERTIFICATES........6
   4.1      Effect on Stock..................................................6
   4.2      Exchange of Certificates for Merger Consideration................7
   4.3      Treatment of Options, Restricted Shares and Warrants............10
   4.4      Appraisal Rights................................................11
   4.5      Adjustments to Prevent Dilution.................................11

ARTICLE V     REPRESENTATIONS AND WARRANTIES................................12
   5.1      Representations and Warranties of the Company...................12
      5.1.1       Corporate Status..........................................12
      5.1.2       Company Subsidiaries......................................12
      5.1.3       Capitalization............................................15
      5.1.4       Authority for Agreements..................................17
      5.1.5       Consents and Approvals; No Violations.....................17
      5.1.6       Company Financial Statements; SEC Reports.................19
      5.1.7       Statutory Financial Statements............................20
      5.1.8       Absence of Certain Changes................................20
      5.1.9       Litigation................................................23
      5.1.10      Absence of Undisclosed Liabilities........................23
      5.1.11      Taxes.....................................................23
      5.1.12      Title to Property.........................................25
      5.1.13      Insurance Practices; Permits and Insurance Licenses.......25
      5.1.14      Regulatory Filings........................................27
      5.1.15      Investments...............................................27
      5.1.16      Reserves..................................................27
      5.1.17      Information in Proxy Statement............................28

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                                Table of Contents
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                                  (continued)
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      5.1.18      Brokers...................................................28
      5.1.19      Employee Benefit Plans; ERISA.............................28
      5.1.20      Labor Matters.............................................31
      5.1.21      Intellectual Property Rights..............................32
      5.1.22      Takeover Statute..........................................33
      5.1.23      Contracts.................................................33
      5.1.24      Environmental Laws and Regulations........................34
      5.1.25      Insurance Coverage........................................35
      5.1.26      Clients...................................................35
      5.1.27      Client Contracts..........................................35
      5.1.28      Registered Fund Clients...................................36
      5.1.29      Compliance with Privacy Laws Policies.....................37
      5.1.30      Anti-Money Laundering Regulation..........................38
      5.1.31      AIMR Compliance...........................................38
      5.1.32      Opinion of Financial Advisor..............................38
      5.1.33      Company Stockholder Rights Plan...........................38
   5.2      Representations and Warranties of AFI and Merger Sub............38
      5.2.1       Corporate Status..........................................39
      5.2.2       Authority for Agreements..................................39
      5.2.3       Consents and Approvals; No Violations.....................39
      5.2.4       Information in Proxy Statement............................40
      5.2.5       Brokers...................................................40
      5.2.6       Litigation................................................40
      5.2.7       Financing.................................................41

ARTICLE VI    CONDUCT OF BUSINESS BY COMPANY................................41
   6.1      Conduct of Business by the Company Pending the Merger...........41
   6.2      Dividend from Adjusted Net Earnings.............................45
   6.3      Notice of Company Material Adverse Effect; AFI Material
            Adverse Effect..................................................45

ARTICLE VII   ADDITIONAL AGREEMENTS.........................................46
   7.1      Access and Information..........................................46
   7.2      Proxy Statement.................................................46
   7.3      Company Stockholders' Meeting...................................47
   7.4      Acquisition Proposals...........................................48
   7.5      Filings; Other Action...........................................50
   7.6      Public Announcements; Public Disclosures; Privacy Laws..........50
   7.7      Employee Matters; Agent Matters.................................51
   7.8      Company Indemnification Provisions..............................53
   7.9      Approval of New Fund Contracts..................................54
   7.10     Non-Fund Consents...............................................54
   7.11     Information in Registered Fund Proxy Materials..................55

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                                Table of Contents
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                                  (continued)
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   7.12     Compliance with Investment Company Act Section 15(f)............55
   7.13     State Takeover Laws.............................................56
   7.14     [Intentionally Omitted].........................................56
   7.15     Additional Matters..............................................56
   7.16     Company Rights Agreement........................................56
   7.17     Stockholder Litigation..........................................57
   7.18     Thrift Merger...................................................57
   7.19     Equity Securities Beneficially Owned............................57
   7.20     AIMR Compliance.................................................57

ARTICLE VIII  CONDITIONS TO CONSUMMATION OF THE MERGER......................58
   8.1      Conditions to Each Party's Obligation to Effect the Merger......58
   8.2      Conditions to Obligation of the Company to Effect the Merger....58
   8.3      Conditions to Obligations of AFI and Merger Sub to Effect
            the Merger......................................................59
   8.4      Frustration of Closing Conditions...............................60

ARTICLE IX    TERMINATION...................................................61
   9.1      Termination.....................................................61
   9.2      Effect of Termination...........................................63
   9.3      Fees and Expenses...............................................63

ARTICLE X     MISCELLANEOUS.................................................65
   10.1     Definitions.....................................................65
   10.2     Survival of Representations, Warranties and Agreements..........74
   10.3     Notices.........................................................74
   10.4     Descriptive Headings............................................75
   10.5     Entire Agreement; Assignment....................................75
   10.6     GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL...................76
   10.7     Expenses........................................................77
   10.8     Amendment.......................................................77
   10.9     Waiver..........................................................77
   10.10    Counterparts; Effectiveness.....................................77
   10.11    Severability; Validity; Parties in Interest.....................77
   10.12    Enforcement of Agreement........................................78

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of September 17, 2003, among The MONY Group Inc., a Delaware corporation (the "Company"), AXA Financial, Inc., a Delaware corporation ("AFI"), and AIMA Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of AFI ("Merger Sub"). Capitalized terms used herein without definition shall have the meanings assigned thereto in Section ARTICLE X hereof.

                                    RECITALS

         WHEREAS, the boards of directors of Merger Sub and the Company have each determined that it is in the best interests of their respective companies and their respective stockholders, for Merger Sub to merge with and into the Company upon the terms and subject to the conditions set forth herein;

         WHEREAS, in furtherance of such combination, the boards of directors of AFI, Merger Sub and the Company have each approved the merger (the "Merger") of Merger Sub with and into the Company, and the other transactions contemplated hereby, in each case in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL"), and upon the terms and subject to the conditions set forth herein; and

         WHEREAS, the Company, AFI, and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the other transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                       THE MERGER; CLOSING; EFFECTIVE TIME

         1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the

DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.2 Closing. The closing of the Merger (the "Closing") shall take place
(i) at the offices of Debevoise & Plimpton, 919 Third Avenue, New York, New York at 9:00 a.m. New York City time on the third Business Day after all of the conditions set forth in Article VIII have been fulfilled or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and AFI may agree in writing (the "Closing Date").

         1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties hereto shall file a certificate of merger as contemplated by the DGCL (the "Certificate of Merger"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later date and time as the Company and AFI may agree upon and as is set forth in such Certificate of Merger (such time, the "Effective Time").

                                   ARTICLE II

                        CERTIFICATE OF INCORPORATION AND
                       BYLAWS OF THE SURVIVING CORPORATION

         2.1 The Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall be amended at the Effective Time to be in the form of Exhibit A and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation (the "Certificate of Incorporation") until thereafter changed or amended as provided therein or by Applicable Law.

         2.2 The By-Laws. The By-Laws of Merger Sub in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation (the "By-Laws") until thereafter amended as provided therein or by Applicable Law.


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

                                  ARTICLE III

                             OFFICERS AND DIRECTORS
                          OF THE SURVIVING CORPORATION

         3.1 Directors. The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the By-Laws.

         3.2 Officers. The executive officers of Merger Sub immediately prior to the Effective Time, as set forth on a schedule delivered by AFI to the Company prior to the Effective Time, shall, from and after the Effective Time, be the executive officers of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the By-Laws.

                                   ARTICLE IV

                         EFFECT OF THE MERGER ON STOCK;
                            EXCHANGE OF CERTIFICATES

         4.1 Effect on Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company or Merger Sub:

              (a) Merger Consideration. Each share of common stock, par value $.01 per share of the Company (the "Common Stock") issued and outstanding immediately prior to the Effective Time (other than (i) shares of Common Stock
(A) held in treasury by the Company or (B) held by any Company Subsidiary (collectively, "Excluded Shares"), (ii) Appraisal Shares (as defined below) and
(iii) Restricted Shares (as defined below)) shall be converted into the right to receive in accordance with this Article IV, $31.00 in cash (the per share cash consideration to be issued to the holders of such shares of Common Stock, the "Merger Consideration").

              (b) Cancellation of Common Stock.
                  ----------------------------

                   (i) At the Effective Time, each share of Common Stock converted into the Merger Consideration pursuant to Section 4.1(a) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate that immediately prior to the Effective Time represented any such shares of Common Stock (each, a "Certificate") (other than Excluded Shares, Appraisal Shares and Restricted Shares) shall thereafter represent only the right to receive the Merger Consideration upon surrender of such Certificate in accordance with this Article IV.

                   (ii) Each Excluded Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be cancelled and retired without payment of any consideration therefor and shall cease to exist.

              (c) Merger Sub. At the Effective Time, the issued and outstanding shares of common stock, par value $0.01 per share, of Merger Sub immediately prior to the Effective Time shall be converted into such number of shares of common stock of the Surviving Corporation as shall be equal to the number of shares of Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares, Appraisal Shares, and Restricted Shares), which shares shall constitute the only outstanding shares of common stock of the Surviving Corporation.

         4.2 Exchange of Certificates for Merger Consideration.
             -------------------------------------------------

              (a) Paying Agent and Procedures.
                  ---------------------------

                   (i) Prior to the Effective Time, AFI shall select a bank or trust company reasonably acceptable to the Company, as paying agent (the "Paying Agent"). As of the Effective Time, AFI shall deposit, or shall cause the Surviving Corporation to deposit, with the Paying Agent, separate and apart from its other funds, as a trust fund for the holders of record of Certificates (each a "Holder") (other than any holder of Excluded Shares, Appraisal Shares, or Restricted Shares), cash in the amount equal to the aggregate Merger Consideration which such Holders are entitled to receive pursuant to this
Article IV (such cash being hereinafter referred to as the "Merger Fund"). AFI shall, or shall cause the Surviving Corporation to, provide the Paying Agent with irrevocable instructions and authority to pay to each respective Holder as evidenced by a list of such Holders certified by an officer of the Surviving Corporation or the Surviving Corporation's transfer agent, and each Person referred to in Section 4.2(a)(iv) of this Agreement, for each share of Common Stock (other than Excluded Shares, Appraisal Shares and Restricted Shares) the Merger Consideration upon surrender of their Certificate as provided herein.

                   (ii) As promptly as practicable after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail (and to make available for collection by hand) to each Holder (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only

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

upon proper delivery of the Certificates to the Paying Agent and which shall be in such form and have such other customary provisions as AFI and the Surviving Corporation may reasonably specify, and (B) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration to be received by such Holder pursuant to Section 4.1(a).

                   (iii) Each Holder of a Certificate representing any shares of Common Stock that have been converted into a right to receive the Merger Consideration set forth in Section 4.1(a) shall, upon surrender of such Certificate for cancellation to the Paying Agent, together with a properly completed letter of transmittal, duly executed in accordance with the instructions thereto, be entitled to receive in exchange therefor the Merger Consideration for each share of Common Stock formerly represented by such Certificate, in the form of a check, to be mailed (or made available for collection by hand if so elected by the surrendering Holder of a Certificate, provided that payment by hand is permissible by the Paying Agent) within three Business Days of receipt thereof (but in no case prior to the Effective Time), and the Certificate so surrendered shall forthwith be marked cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. The Paying Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices.

                   (iv) In the event of the surrender of a Certificate that is not registered in the transfer records of the Company under the name of the Person surrendering such Certificate, the Merger Consideration shall be paid to such a transferee if such Certificate is presented to the Paying Agent and such Certificate is duly endorsed or is accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid. If any Merger Consideration is to be delivered to a Person whose name is other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such delivery that the Person requesting such delivery shall pay any transfer or other Taxes required to be paid by reason of such delivery to a Person whose name is other than that of the Holder of the Certificate surrendered or shall establish to the reasonable satisfaction of AFI that such Tax has been paid or is not applicable.

              (b) Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of the shares of Common Stock outstanding immediately prior to the Effective Time thereafter on the records of the Company. If, after the Effective Time, any Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be marked canceled and exchanged as provided in this Article IV.

              (c) Termination of Merger Fund. Any portion of the Merger Fund (including any interest and other income resulting from any investment of the Merger

Fund not previously distributed to AFI) that remains unclaimed by the Holders and other eligible Persons in accordance with this Article IV for one year after the Effective Time shall be delivered to AFI, upon demand, and any Holder who has not theretofor complied with this Article IV shall thereafter look only to AFI for payment of its claim for Merger Consideration.

              (d) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by AFI, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue the Merger Consideration in exchange for such lost, stolen or destroyed Certificate. Delivery of such affidavit and the posting of such bond shall be deemed delivery of a Certificate with respect to the relevant shares of Common Stock for purposes of this Article IV.

              (e) Withholding Taxes. AFI, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration or other amounts otherwise payable pursuant to this Agreement to any former holder of shares of Common Stock (including Restricted Shares), Options or Warrants, such amounts as AFI, the Surviving Corporation or the Paying Agent, as the case may be, is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or non-U.S. Tax law. To the extent that amounts are so withheld by AFI, the Surviving Corporation or the Paying Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the shares of Common Stock (including Restricted Shares), Options or Warrants in respect of which such deduction and withholding was made by AFI, the Surviving Corporation or the Paying Agent, as the case may be.

              (f) No Liability. None of AFI, Merger Sub, the Surviving Corporation, the Paying Agent or any of their respective Affiliates shall be liable to any Person in respect of any portion of the Merger Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate has not been surrendered as of immediately prior to the date on which the Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity, any such cash in respect of such Certificate shall, to the extent permitted by Applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

              (g) Investment of Merger Fund. The Paying Agent shall invest any cash included in the Merger Fund, as directed by AFI on a daily basis, provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poors Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1 billion. Any interest and other income resulting from such investments shall be paid to AFI.

         4.3 Treatment of Options, Restricted Shares and Warrants.
             ----------------------------------------------------

              (a) Options. At the Effective Time, each then outstanding option to purchase shares of Common Stock granted to any employee or director of the Company or any Company Subsidiary pursuant to the Company's 1998 Stock Incentive Plan or 2002 Stock Option Plan (each, an "Option"), whether or not exercisable at the Effective Time and regardless of the exercise price thereof, will be cancelled, effective as of the Effective Time, in exchange for a single lump sum cash payment, which shall be paid as promptly as practicable, but in no event more than five Business Days following the Effective Time, equal to the product of (i) the number of shares of Common Stock subject to such Option immediately prior to the Effective Time and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Option; provided, that if the exercise price per share of any such Option is equal to or greater than the Merger Consideration, such Option shall be canceled without any cash payment being made in respect thereof; provided, further, that any payment in respect of an Option shall be subject to the holder's execution of an agreement, in form and substance reasonably satisfactory to AFI, pursuant to which such holder shall have released the Company, the Company Subsidiaries, AFI and its Affiliates (including Merger Sub) from any and all liability in respect of such holder's Options. To the extent requested to do so by AFI, prior to the Closing, the Company shall take or cause to be taken any and all commercially reasonable actions, and shall use its commercially reasonable efforts to obtain any necessary consent of each holder of Options, to give effect to the treatment of Options pursuant to this Section 4.3; provided that the Company shall not provide any consideration to optionholders to obtain their consent without the consent of AFI.

              (b) Restricted Shares. Each restricted Common Stock award granted to an employee or director of the Company or any Company Subsidiary pursuant to the Company's Restricted Stock Ownership Plan that is outstanding immediately prior to the Effective Time (each, a "Restricted Share") shall, in accordance with the terms of such plan and the applicable award agreement (unless otherwise agreed to by AFI and such Person), be cancelled in exchange for the right to receive a cash payment as soon as reasonably practicable, but in no event more than five Business Days, following the Effective Time equal to the product of
(x) the number of shares of Common Stock covered by such award and (y) the Merger Consideration.

              (c) Warrants. AFI shall cause the Surviving Corporation to deliver to each holder of Warrants outstanding immediately prior to the Effective Time the undertakings required by Section 9 of each warrant certificate (as in effect on the date hereof) that represents such Warrants.

              (d) Schedule. Section 4.3 of the Company Disclosure Letter contains a schedule setting forth (i) the exercise price, vesting date or vesting condition (as applicable) and expiration date of each Option which has been granted but not exercised prior to the date hereof, (ii) the vesting date or vesting condition (as applicable) and expiration date of each Restricted Share issued and outstanding as of the date hereof, (iii) the holder, exercise price and expiration date of each Warrant and (iv) each form of agreement related to Options, Restricted Shares and Warrants.

         4.4 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares of Common Stock that are outstanding immediately prior to the Effective Time and that are held by any Person who is entitled to demand, and who properly demands, appraisal of such shares of Common Stock pursuant to, and who complies in all respects with, Section 262 of the DGCL (such Section, "Section 262"; such shares, "Appraisal Shares") shall not be converted into the right to receive the Merger Consideration as provided in Section 4.1(a), but rather the holders of Appraisal Shares shall be entitled only to payment of the fair value of such Appraisal Shares in accordance with Section 262; provided that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares shall cease and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for, the right to receive the Merger Consideration (but without interest thereon) as provided in Section 4.1(a). The Company shall notify AFI as promptly as practicable of any demands received by the Company for appraisal of any shares, and AFI shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of AFI, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing, except to the extent it is expressly required to do so by a court order.

         4.5 Adjustments to Prevent Dilution. In the event that, (a) notwithstanding Section 6.1(f) hereof, the Company changes (or establishes a record date for changing) the number of shares of Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding shares of Common Stock, or (b) any Distribution Date or Stock Acquisition Date occurs under the Company Rights Agreement, in either case, at any time during the period from the date of this Agreement to the Effective Time, then the Merger Consideration shall be appropriately adjusted so as to preserve in all material respects the economic benefits that the Company, its stockholders and AFI each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Merger and the other transactions contemplated by this Agreement, taking into account the record and payment or effective dates, as the case may be, for such transaction.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         5.1 Representations and Warranties of the Company. Except as otherwise disclosed to AFI in a letter (the "Company Disclosure Letter") delivered to it by the Company prior to the execution of this Agreement (with specific reference to the representations and warranties in this Article V to which the information in such letter relates) and as expressly set forth with particularity in the Company Reports filed after December 31, 2001 and publicly available prior to the date of this Agreement, the Company represents and warrants to AFI and Merger Sub as follows:

         5.1.1 Corporate Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed to own, lease and operate its properties and to carry on its business as now being conducted in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company has made available to AFI or Merger Sub complete and correct copies of its Certificate of Incorporation and By-Laws, as amended and in effect on the date hereof.

         5.1.2 Company Subsidiaries.
               --------------------

              (a) Section 5.1.2(a) of the Company Disclosure Letter sets forth the name of each Subsidiary owned (whether directly or indirectly) by the Company (collectively, the "Company Subsidiaries"), and the state or jurisdiction of its organization. Each Company Subsidiary is a corporation, limited liability company, business trust or partnership, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has all requisite corporate, limited liability company or partnership power and authority, as the case may be, to own, lease and operate its properties and to carry on its business as now being conducted. Each Company Subsidiary is duly qualified or licensed and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company has made available to AFI or Merger Sub complete and correct copies of the Constituent Documents of each Company Subsidiary set forth on Section 5.1.2(a) of the Company Disclosure Letter, as amended and in effect on the date hereof.

              (b) Section 5.1.2(b) of the Company Disclosure Letter sets forth the name of each of the Company Subsidiaries that is an insurance company (collectively, the "Company Insurance Subsidiaries"). Each of the Company Insurance Subsidiaries is (i) duly licensed or authorized as an insurance company in its jurisdiction of incorporation, (ii) duly licensed or authorized to carry on an insurance business in each other jurisdiction where it is required to be so licensed or authorized, and (iii) duly authorized in its jurisdiction of incorporation and each other applicable jurisdiction to write its lines of business as required by Applicable Law, in each case, except for such failures to be duly licensed or authorized as would not, individually or in the aggregate with all such failures, reasonably be expected to have a Company Material Adverse Effect. The Company and the Company Insurance Subsidiaries have made all required filings under applicable insurance statutes, except where the failure to file, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Section 5.1.2(b) of the Company Disclosure Letter sets forth the states where the Company and the Company Insurance Subsidiaries are domiciled or "commercially domiciled" for insurance regulatory purposes and such other states where the transactions contemplated by this Agreement will require AFI, Merger Sub or any of their Affiliates to obtain prior approval of an acquisition of control from state insurance regulators.

              (c) The Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock or other equity interests of each of the Company Subsidiaries, other than, in the case of any Company Subsidiary which is organized under the laws of any foreign jurisdiction, shares of capital stock representing no more than 1% of the outstanding equity interests of any such Company Subsidiary which are required to be held by one or more directors of such Company Subsidiary under Applicable Law. All of such shares and other equity interests so owned by the Company are validly issued, fully paid and nonassessable and are owned by it free and clear of any Encumbrances.

              (d) [Intentionally Omitted]
                   ---------------------

              (e) Advest Bank and Trust Company ("Thrift") is the only federally chartered savings bank or "insured depositary institution", as defined in the Federal Deposit Insurance Act, as amended, that is a Company Subsidiary. Thrift is a federal savings association chartered and regulated by the Office of Thrift Supervision (the "OTS") under the Home Owners' Loan Act, as amended ("HOLA"). The deposit accounts of Thrift are insured by the Federal Deposit Insurance Corporation ("FDIC") through the Bank Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due, except where the failure to pay any such premiums and assessments would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and the Company Subsidiaries that control Thrift are registered savings and loan holding companies under HOLA.

              (f) The Company is not required to register as a broker or dealer under Applicable Law. Section 5.1.2(f) of the Company Disclosure Letter lists each Company Subsidiary that is registered as a broker or dealer (collectively, the "Company Broker/Dealers"). Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (i) each Company Broker/Dealer and each of its respective employees that is required, in order to conduct its business as it is now conducted, to be registered, licensed or qualified as a broker-dealer with any Governmental Entity or under any Applicable Law is so registered, licensed or qualified and is, and has been, since the later of its inception or January 1, 2000, in full compliance with all Applicable Law, (ii) each Company Broker/Dealer is a member organization in good standing of the NASD, Inc. ("NASD"), securities exchanges, commodities exchanges, boards of trade, clearing organizations, trade organizations and such other Governmental Entities and organizations in which its membership is required in order to conduct its business as it is now conducted and (iii) each Company Broker/Dealer has timely filed all registrations, declarations, reports, notices, forms or other filings required to be filed with the Securities and Exchange Commission (the "SEC"), NASD, the New York Stock Exchange or any other Governmental Entity and such filings were prepared in accordance with Applicable Law and all fees and assessments due and payable in connection therewith have been paid.

              (g) The Company is not an "investment adviser" as defined in the Investment Advisers Act of 1940 (the "Investment Advisers Act") or the equivalent thereof under any Applicable Law. Section 5.1.2(g) of the Company Disclosure Letter lists each Company Subsidiary that is registered as an "investment adviser" under the Investment Advisers Act (a "Company Adviser Subsidiary"). Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each Company Adviser Subsidiary and each of its employees that is required, in order to conduct its business as it is now conducted, to be registered, licensed or qualified as an investment adviser with any Governmental Entity or under any Applicable Law is so registered, licensed or qualified and is, and has been, since the later of its inception or January 1, 2000, in full compliance with all Applicable Law,
(ii) each "investment adviser representative" (as defined in the Investment Advisers Act) of a Company Adviser Subsidiary, if any, who is required to be registered as such under

Applicable Law is so registered, and (iii) each Company Adviser Subsidiary has timely filed all registrations, declarations, reports, notices, forms or other filings required to be filed with the SEC or any other Governmental Entity and such filings were prepared in accordance with Applicable Law and all fees and assessments due and payable in connection therewith have been paid.

              (h) The Company is not, and is not required to be, registered as a futures commission merchant, commodities trading advisor, commodity pool operator or introducing broker under the Commodities Futures Trading Act or any equivalent Applicable Law, except where the failure to be so registered would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Section 5.1.2(h) of the Company Disclosure Letter lists each Company Subsidiary that is, or is required to be, registered as a futures commission merchant, commodities trading advisor, commodity pool operator or introducing broker under the Commodities Futures Trading Act or any equivalent Applicable Law.

              (i) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and except as disclosed on any Form ADV or Form BD filed with the SEC since January 1, 2001
(i) no Company Broker/Dealer or Company Adviser Subsidiary and none of their respective officers, directors, employees, "associated persons" (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")), or "affiliated persons" (as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")) has been the subject of any disciplinary proceedings or orders of any Governmental Entity arising under Applicable Law which would be required to be disclosed on Form ADV or Form BD, (ii) no such disciplinary proceeding or order is pending or, to the Best Knowledge of the Company, threatened, and (iii) no Company Broker/Dealer or Company Adviser Subsidiary and none of its officers, directors, employees, associated persons or affiliated persons is or has been ineligible to serve as an investment adviser under the Investment Advisers Act or as a broker-dealer or associated person under the Exchange Act (including being subject to any "statutory disqualification" as defined in Section 3(a)(39) of the Exchange Act) or ineligible to serve in, or subject to any disqualification which would be the basis for any limitation on serving in, any of the capacities specified in
Section 9(a) or 9(b) of the Investment Company Act.

         5.1.3 Capitalization.
               --------------

              (a) As of the date hereof, the authorized capital stock of the Company consists of 400,000,000 shares of Common Stock and 100,000,000 shares of preferred stock, par value $.01 per share, of which 1,000,000 shares have been designated as Convertible Preferred Stock ("Convertible Preferred Stock") and 200,000 shares have been designated as Series A Junior Participating Preferred Stock ("Series A Preferred Stock" and, together with Convertible Preferred Stock, "Preferred Stock"). As of the date hereof, (i) 47,781,611 shares of Common Stock were issued and outstanding (of which 777,243 were Restricted Shares), (ii) no shares of Preferred Stock were issued or outstanding, (iii) 3,476,406 shares of Common Stock were held in treasury by the Company, (iv) 4,385,331 shares of Common Stock were subject to outstanding Options, 3,536,309 shares were subject to outstanding warrants pursuant to the warrant agreements identified in Section 5.1.3 of the Company Disclosure Letter (the "Warrants") and an additional 7,361,908 shares of Common Stock were reserved for issuance pursuant to the Company's stock plans listed on
Section 5.1.3 of the Company Disclosure Letter and (v) 55,704 shares of Series A Preferred Stock were reserved for issuance in connection with the rights (the "Rights") issued pursuant to the Company Rights Agreement. Except as set forth above, at the date hereof, no shares of capital stock of the Company were issued, reserved for issuance or outstanding. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

              (b) There are no preemptive or similar rights on the part of any holders of any class of securities of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into, or exercisable or exchangeable for, securities having the right to vote) with the stockholders of the Company or any such Company Subsidiary on any matter ("Voting Company Debt"). Except as set forth above or pursuant to the employment agreements listed on Section 5.1.3(b) of the Company Disclosure Letter, there are not, as of the date hereof, any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind to which the Company or any of the Company Subsidiaries is a party or by which any of them is bound (i) obligating the Company or any of the Company Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity interests in, or any security convertible into, or exercisable or exchangeable for, any capital stock of, or other equity interest in, the Company or any Voting Company Debt, (ii) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of capital stock of, or other equity interests in, the Company. As of the date of this Agreement, there are not any outstanding contractual obligations of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of the Company Subsidiaries. There are no proxies, voting trusts or other agreements or understandings to which the Company or any of the Company Subsidiaries is a party or is bound with respect to the voting of the capital stock of, or other equity interests in, the Company or any of the Company Subsidiaries.

         5.1.4 Authority for Agreements.
               ------------------------

              (a) The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary for it to authorize this Agreement or to consummate the transactions contemplated hereby (other than the adoption of this Agreement (the "Company Stockholder Approval") by the holders of at least a majority of the outstanding shares of Common Stock entitled to vote in accordance with the DGCL and the Company's Constituent Documents (the "Company Requisite Vote")). This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by AFI and Merger Sub, as applicable, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws effecting or relating to enforcement of creditors' rights generally or by general principles of equity.

              (b) The board of directors of the Company, at a meeting duly called and held, duly and unanimously adopted resolutions (i) approving this Agreement, including the Merger and the other transactions contemplated by this Agreement, (ii) determining that the terms of the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of the Company and its stockholders, (iii) recommending that the Company's stockholders adopt this Agreement and (iv) declaring this Agreement advisable. Such resolutions are sufficient to render the provisions of Section 203 of the DGCL inapplicable to AFI and Merger Sub and this Agreement, the Merger and the other transactions contemplated by this Agreement.

         5.1.5 Consents and Approvals; No Violations.
               -------------------------------------

              (a) Except (i) for (A) applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, the Investment Company Act, the Investment Advisers Act, state securities or blue sky laws, and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, (B) filings and approvals required to be made with and obtained from the relevant self-regulatory organizations, securities exchanges, boards of trade and such other Governmental Entities listed on Section 5.1.5(a) of the Company Disclosure Letter, (C) the filing of appropriate documents with, and approval of, the insurance regulatory authorities in New York, Arizona, Ohio and the other jurisdictions listed on Section 5.1.5(a) of the Company Disclosure Letter, (D) the filing of appropriate applications and other documents with, and approval by, the OTS and any other banking or thrift regulatory authorities in any other relevant jurisdiction, and (E) any filing, permit, authorization, consent or approval listed in Section 5.1.5(a) of the Company Disclosure Letter (the requirements in clauses (A), (B), (C), (D) and (E), collectively, the "Governmental Requirements"), or (ii) where the failure to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental Entity would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby.

              (b) Except for the Company Requisite Vote, no consent or approval of any other Person (other than any Governmental Entity) is required to be obtained by the Company for the execution, delivery or performance of this Agreement by the Company and the performance by the Company of the transactions contemplated hereby, except where the failure to obtain any such consent or approval would not reasonably be expected to have a Company Material Adverse Effect.

              (c) None of the execution, delivery or performance of this Agreement by the Company or, subject to the receipt of the Company Requisite Vote, the consummation by the Company of the transactions contemplated hereby, or compliance by the Company with any provisions hereof, will (i) violate any provision of the Constituent Documents of the Company or any of the Company Subsidiaries, (ii) result in a violation or breach of any provision of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation under, any mortgage, lien, lease, agreement, license, instrument, statute, law, rule, regulation, order, arbitration award, judgment, or decree to which the Company or any Company Subsidiary is a party or by which any of them or any of their properties or assets may be bound, including the Company Contracts, (iii) result in the creation or imposition of any Encumbrance upon any property or asset of the Company or any Company Subsidiary, (iv) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation to which the Company or any Company Subsidiary, or the property or assets of the Company or any Company Subsidiary, is subject or (v) cause the suspension or revocation of any permit, license, governmental authorization, consent or approval necessary for the Company or any Company Subsidiary to conduct its business as currently conducted except, in the case of clauses (ii), (iii), (iv) and (v), for violations, breaches, defaults, terminations, cancellations, vestings, payments, exercises, accelerations, suspensions, revocations, creations, impositions or conflicts which would not, individually or in the aggregate, have or be reasonably expected to have, a Company Material Adverse Effect.

              (d) Except for the Company Requisite Vote, no vote of any holder of equity of the Company or of the holders of any other securities of the Company (equity or otherwise) or any Company Subsidiary, is required by Applicable Law, the Constituent Documents of any of the Company or the Company Subsidiaries or otherwise in order for the Company to consummate the Merger and the transactions contemplated by this Agreement.

         5.1.6 Company Financial Statements; SEC Reports.
               -----------------------------------------

              (a) The Company has delivered to AFI or Merger Sub complete and correct copies of the Company Financial Statements. The Company Financial Statements have been derived from the accounting books and records of the Company and the Company Subsidiaries and have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods presented, subject, in the case of interim unaudited Company Financial Statements, only to normal, recurring year-end adjustments. The consolidated balance sheets included in the Company Financial Statements present fairly in all material respects the financial position of the Company and the Company Subsidiaries as at the respective dates thereof, and the consolidated statements of income, consolidated statements of shareholders' equity, and consolidated statements of cash flows included in such Company Financial Statements present fairly in all material respects the results of operations, shareholders' equity and cash flows of the Company and the Company Subsidiaries for the respective periods indicated.

              (b) The term "Company Financial Statements" means the consolidated financial statements of the Company and the Company Subsidiaries included in the Company Reports together, in the case of year-end statements, with reports thereon by PricewaterhouseCoopers LLP ("PwC"), the independent auditors of the Company, including in each case a consolidated balance sheet, a consolidated statement of income, a consolidated statement of shareholders' equity and a consolidated statement of cash flows, and accompanying notes.

              (c) The Company and each Company Subsidiary has filed or furnished, as applicable, all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the SEC since January 1, 2001 (the "Company Reports"), including the Company's Annual Report on Form 10-K for the year ended December 31, 2002 (the "Company's 10-K"). As of its respective date, each Company Report, including any financial statements or schedules included therein, complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company Report, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (d) Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC promulgated thereunder (the "Sarbanes-Oxley Act") with respect to the Company Reports filed by the Company. For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act. There are no outstanding loans made by the Company or any Company Subsidiary to any executive officer (as defined under Rule 3b-7 under the Exchange Act) or director of the Company. Since the enactment of the Sarbanes-Oxley Act, neither the Company nor any Company Subsidiary has made any loans to any executive officer or director of the Company or any Company Subsidiary.

         5.1.7 Statutory Financial Statements. The annual statements and quarterly statements of each of the Company Insurance Subsidiaries, as filed with the departments of insurance for all applicable domiciliary jurisdictions for the years ended December 31, 2002, December 31, 2001 and December 31, 2000 (the "Company Annual Statutory Statements") and the quarters ended June 30, 2003 and March 31, 2003 (collectively, the "Company Quarterly Statutory Statements"), respectively, together with all exhibits and schedules thereto (all Company Annual Statutory Statements and all Company Quarterly Statutory Statements, together with all exhibits and schedules thereto, referred to in this Section
5.1.7 are hereinafter referred to as the "Company Statutory Financial Statements"), have been prepared in accordance with the applicable accounting practices prescribed or permitted by departments of insurance for their respective domiciliary jurisdictions for purposes of financial reporting ("Statutory Accounting Practices"), and such accounting practices have been applied on a basis consistent with such Statutory Accounting Practices throughout the periods involved, except as expressly set forth in the notes, exhibits or schedules thereto, and the Company Statutory Financial Statements present fairly in all material respects the financial position and the results of operations for the Company Insurance Subsidiaries as of the dates and for the periods therein in accordance with applicable Statutory Accounting Practices. The financial statements contained in the Company Annual Statutory Statements have been audited by PwC, the independent auditors of the Company, and the Company has made available to AFI or Merger Sub true and complete copies of all audit opinions related thereto. The Company has made available to AFI or Merger Sub true and complete copies of all examination reports of insurance departments and any insurance regulatory agencies since January 1, 2000 relating to the Company and the Company Insurance Subsidiaries. The Company has delivered to AFI or Merger Sub true and complete copies of the Company Statutory Financial Statements.

         5.1.8 Absence of Certain Changes. Since December 31, 2002, there has been no event or condition which, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect, and the Company and the Company Subsidiaries have in all material respects conducted their businesses in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, since December 31, 2002, neither the Company nor any Company Subsidiary has:

              (a) adopted or proposed any change in its respective Constituent Documents;

              (b) declared, set aside or paid any shareholder dividend or other distribution, or permitted any Company Subsidiary that is not wholly-owned, to declare, set aside or pay any shareholder dividend or other distribution (whether in cash, stock or property), except (i) for a regular annual dividend not in excess of $0.45 per share of Common Stock;

              (c) (i) merged or consolidated with any other Person, (ii) acquired a material amount of the assets or equity of any other Person, or (iii) other than in the ordinary course of business consistent with past practice or as set forth on the Company's capital budget, a copy of which was delivered to AFI prior to the date hereof, made or committed to make any capital expenditure;

              (d) sold, leased, licensed, subjected to an Encumbrance, other than a Permitted Encumbrance, or otherwise surrendered, relinquished or disposed of any material facility of assets or property of the Company or any Company Subsidiary (other than sales of Company Investments owned by the Company or any of the Company Insurance Subsidiaries in accordance with Section 6.1(e) or sales of investment securities owned by the Company or any of the Company Subsidiaries in the ordinary course of business consistent with past practice) or other sales in the ordinary course of business consistent with past practice;

              (e) (i) incurred, guaranteed or assumed any indebtedness, except short-term borrowings in the ordinary course of business consistent with past practice, (ii) except as required by Applicable Law, amended or otherwise increased, accelerated the payment or vesting of the amounts payable or to become payable under, or failed to make any required contribution to, any Company Benefit Plan, (iii) except as required by Applicable Law, established any Company Benefit Plan or (iv) accelerated the vesting of any Options or Restricted Shares;

              (f) except as required by Applicable Law, granted any increase in
(i) the compensation of directors, officers, employees, consultants, registered representatives or agents of the Company or any Company Subsidiary, other than increases in the ordinary course of business consistent with past practice for employees who are not party to a contract with the Company or a Company Subsidiary that provides benefits contingent (in whole or in part) upon a change in control of the Company (other than a contract relating solely to Options) or (ii) the benefits of directors, officers, employees, consultants or agents of the Company or any Company Subsidiary;

              (g) except as required by Applicable Law, (i) entered into or amended or modified any severance, consulting, retention or employment agreement (except with respect to agreements which are terminable at will by the Company or a Company Subsidiary before and after the Effective Time without any penalty or cost to the Company, such Company Subsidiary or any Affiliate thereof) or
(ii) except in the ordinary course of business consistent with past practice, hired or terminated the employment or contractual relationship with any officer, employee, consultant, registered representative or agent of the Company or any Company Subsidiary, as the case may be, other than any such termination as a result of which the maximum amount paid and payable by the Company or such Company Subsidiary, as the case may be, in respect of applicable severance or similar benefits has not exceeded $1,000,000 in any one case, or $5,000,000 in the aggregate with respect to all such terminations;

              (h) changed any method of accounting or accounting principles or practices by the Company or any Company Subsidiary, except for any such change required by a change in U.S. GAAP or the applicable Statutory Accounting Practices as agreed by PwC, the Company's independent auditors;

              (i) other than in the ordinary course of business consistent with past practice, (i) made or rescinded any express or deemed election relating to Taxes, (ii) settled or compromised any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes,
(iii) made a request for a written ruling of a Taxing Authority relating to Taxes, other than any request for a determination concerning qualified status of any Company Benefit Plan intended to be qualified under Code Section 401(a),
(iv) entered into a written and legally binding agreement with a Taxing Authority relating to Taxes, or (v) except as required by Applicable Law, changed any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the taxable year ending December 31, 2001;

              (j) terminated, amended, modified or waived any provision of any standstill agreement or any standstill provisions of other agreements to which it is a party, or failed to enforce the provisions of any such agreement; or

              (k) made any material change, and has not permitted any of the Company Insurance Subsidiaries to make any material change, in its (i) underwriting or claims management, (ii) pricing, except in the ordinary course of business consistent with past practices, or (iii) reserving practices, except as required by Applicable Law.

         5.1.9 Litigation. There is no suit, action, proceeding or investigation (whether at law or in equity, before or by any Governmental Entity or before any arbitrator) pending or, to the Best Knowledge of the Company, threatened against or affecting the Company or any of the Company Subsidiaries, the outcome of which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of the Company Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

         5.1.10 Absence of Undisclosed Liabilities. The Company and the Company Subsidiaries do not have any liabilities or obligations, contingent or otherwise, except (a) liabilities and obligations in the respective amounts reflected on or reserved against in the Company's consolidated balance sheet as of June 30, 2003 included in the Company Financial Statements, (b) liabilities and obligations incurred in the ordinary course of business consistent with past practice since June 30, 2003 which would not be prohibited by this Agreement and which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, and (c) other liabilities and obligations which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

         5.1.11 Taxes.
                -----

              (a) The Company and the Company Subsidiaries have (i) duly and timely filed (or there has been filed on their behalf) with the appropriate governmental authorities all income tax returns and all other material federal, state, local and foreign Tax Returns required to be filed by them on or prior to the date hereof, and (ii) duly and timely paid in full or made provision in accordance with U.S. GAAP in the Company Financial Statements most recently filed with the SEC for the payment of all Taxes due and owing for all periods or portions thereof ending through the date hereof;

              (b) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or any Company Subsidiary wherein an adverse determination or ruling in any one such proceeding or in all such proceedings in the aggregate would reasonably be expected to have a Company Material Adverse Effect;

              (c) Prior to the Closing, the Company will have provided AFI with written schedules of (i) the taxable years of the Company for which the statutes of limitations with respect to federal income Taxes have not expired; (ii) with respect to federal income Taxes, for all taxable years for which the statute of limitations has not yet expired, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated; and (iii) any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes with respect to any Tax Returns of the Company or any of the Company Subsidiaries;

              (d) The Company and the Company Subsidiaries have complied with all rules and regulations relating to Tax information reporting and the payment and withholding of Taxes except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

              (e) [Intentionally Omitted]
                   ---------------------

              (f) Neither the Company nor any of the Company Subsidiaries is a party to any tax sharing, tax indemnity or other agreement or arrangement with respect to Taxes with any entity not included in the Company Financial Statements most recently filed with the SEC, other than tax indemnity provisions of agreements to acquire businesses with the sellers of businesses acquired by the Company or the Company Subsidiaries, listed on Section 5.1.11(f) of the Company Disclosure Letter. Neither the Company nor any Company Subsidiary is aware of any claim of indemnity under such provisions or of any basis for any such claim;

              (g) None of the Company or any of the Company Subsidiaries (i) has been a member of any affiliated group within the meaning of Section 1504(a) of the Code or any affiliated, combined, unitary or consolidated group for tax purposes under state, local or foreign law (other than a group the common parent of which is currently a member of the affiliated group of which the Company is currently the common parent or the group of which it was a member at the time of its acquisition by the Company or a Subsidiary of the Company, as listed on
Section 5.1.11(g) of the Company Disclosure Letter) with respect to Taxes for which the statute of limitations has not yet expired, or (ii) has any liability for the Taxes of any person (other than the Company and the Company Subsidiaries) under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign law as a transferee or successor, by contract or otherwise;

              (h) No insurance or annuity contracts or insurance policies issued by any Company Insurance Subsidiary fail to comply with the applicable provisions of Sections 72 or 7702 of the Code. Except as disclosed by Company representatives to AFI representatives, neither the Company nor any of the Company Subsidiaries has entered into any agreement with or requested relief from the IRS concerning the qualification of any life insurance or annuity policy under or compliance with Sections 72, 101(f), 401(a), 403(b), 408, 457, 817, 7702 or 7702A of the Code, and the IRS has not asserted in writing that any such policy fails to so qualify. The assets of any separate account maintained by any Company Insurance Subsidiary that is required to be diversified pursuant to Section 817(h) of the Code are monitored in the interest of assuring that they are, and to the Best Knowledge of the Company are, adequately diversified within the meaning of Section 817(h) of the Code and the Treasury Regulations promulgated thereunder, and each Company Insurance Subsidiary is treated for federal tax purposes as the owner of the assets underlying the respective life insurance policies and annuity contracts issued, entered into or sold by it.

              (i) Each series of the U.S. Registered Funds has elected to be treated as, and has continuously qualified as, a "regulated investment company" under subchapter M of Chapter 1 of Subtitle A of the Code. Each U.S. Registered Fund that is intended to be a tax-exempt municipal bond fund has satisfied the requirements of Section 852(b)(5) of the Code and is qualified to pay exempt interest dividends as defined therein.

         5.1.12 Title to Property. Each of the Company and the Company Subsidiaries (a) has good and valid title to all of its properties, assets (including, without limitation its investment assets) and other rights that would not constitute real property, free and clear of all Encumbrances, and (b) owns, has valid leasehold interests in or valid contractual rights to use, all of the assets, tangible and intangible, used by, or necessary for the conduct of, its business, in each case, except for Permitted Encumbrances or except where the failure to have such good and valid title, own such assets, have such valid leasehold interests or have such valid contractual rights would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         5.1.13 Insurance Practices; Permits and Insurance Licenses.
                ---------------------------------------------------

              (a) Except as otherwise would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all policies, binders, slips, certificates, annuity contracts and participation agreements and other agreements of insurance, whether individual or group, in effect as of the date hereof (including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith) that are issued by the Company Insurance Subsidiaries and any and all marketing materials, are, to the extent required under Applicable Law, on forms approved by applicable insurance regulatory authorities which have been filed and not objected to by such authorities within the period provided for objection (the "Company Forms"). Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company Forms comply with the insurance statutes, regulations and rules applicable thereto and, as to premium rates established by the Company or any Company Insurance Subsidiary which are required to be filed with or approved by insurance regulatory authorities, the rates have been so filed or approved, the premiums charged conform thereto and such premiums comply with the insurance statutes, regulations and rules applicable thereto.

              (b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the business of the Company and each of the Company Insurance Subsidiaries is being conducted in compliance with all Applicable Law including all insurance and securities laws, ordinances, rules, regulations, decrees and orders of any Governmental Entity, and all material notices, reports, documents and other information required to be filed thereunder within the last three years were properly filed and were in compliance with all such Applicable Law.

              (c) The Company and each of the Company Insurance Subsidiaries have all permits and insurance licenses the use and exercise of which are necessary for the conduct of their respective business as now conducted, other than such permits and insurance licenses the absence of which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The business of the Company and each of the Company Insurance Subsidiaries has been and is being conducted in compliance, in all material respects, with all such permits and insurance licenses. All such permits and insurance licenses are in full force and effect, and there is no proceeding or investigation pending or, to the Best Knowledge of the Company, threatened which individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

              (d) Except where failure to do so would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect, each Company Insurance Subsidiary has marketed, sold and issued insurance products in compliance with all Applicable Laws and all applicable orders and directives of all insurance and securities regulatory authorities, and all market conduct recommendations resulting from market conduct or other examinations of insurance or securities regulatory authorities in the respective jurisdictions in which such products have been sold, including, without limitation, in compliance with all Applicable Laws relating to (i) the disclosure of the nature of insurance products as policies of insurance, (ii) insurance product projections, (iii) the underwriting, marketing, sale and issuance of, or refusal to sell, any insurance product to insureds or potential insureds of any race, color, creed or national origin; and (iv) "replacement" or anti-churning restrictions.

              (e) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each separate account maintained by a Company Insurance Subsidiary (a "Separate Account") is duly and validly established and maintained under the laws of its state of formation and is either exempt from registration under the Investment Company Act or is duly registered as an investment company under the Investment Company Act, and (ii) each such Separate Account is operated and all of its operations conducted, and each contract issued by a Company Insurance Subsidiary under which Separate Account assets are held has been duly and validly issued, offered and sold, in compliance with all Applicable Laws.

              (f) Each Separate Account that is required to register as an investment company under the Investment Company Act ("Registered Separate Account") is so registered. The Registered Separate Accounts are and have been operated in compliance with the Investment Company Act in all material respects and the applicable Company Insurance Subsidiary has filed all reports and amendments to its registration statement required to be filed, and has been granted all exemptive relief necessary for the operation of the Registered Separate Accounts, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         5.1.14 Regulatory Filings. The Company has made available for inspection by AFI or Merger Sub complete copies of all material registrations, filings and submissions made since January 1, 2000 by the Company or any of the Company Subsidiaries with any Governmental Entity and any material reports of examinations and related material correspondence issued since January 1, 2000 by any such Governmental Entity that relate to the Company or any of the Company Subsidiaries, except as such disclosure may be prohibited by Applicable Law. The Company and the Company Subsidiaries have filed all reports, statements, documents, registrations, filings or submissions required to be filed by any of them with any Governmental Entity, except where the failure to file, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. All such reports, statements, documents, registrations, filings or submissions were true, complete and accurate when filed, except where the failure to be true, complete and accurate, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

         5.1.15 Investments.
                -----------

              (a) The Company Statutory Financial Statements set forth a list, which list is accurate and complete in all material respects, of all securities, mortgages and other investments (collectively, the "Company Investments") owned by the Company or any of the Company Insurance Subsidiaries as of December 31, 2002, together with the cost basis, book or amortized value, as the case may be, as of December 31, 2002, and the changes in the Company Investments from January 1, 2002 through December 31, 2002.

              (b) A complete list of all investments owned, directly or indirectly, by the Company or any Company Subsidiary as of June 30, 2003 which are in default, in bankruptcy, nonperforming, restructured, or foreclosed, or which are included on any "watch list" is set forth in Section 5.1.15(b) of the Company Disclosure Letter and there have been no changes since that date that have had, or would, individually or in the aggregate, reasonably be expected to have, a Company Material Adverse Effect.

         5.1.16 Reserves. The aggregate insurance and annuity reserves of the Company Insurance Subsidiaries as recorded in the Company Statutory Financial Statements have been determined in all material respects in accordance with generally accepted actuarial principles consistently applied (except as set forth therein). Except as required by Applicable Law or Statutory Accounting Practices, the insurance and annuity reserving practices and policies of the Company Insurance Subsidiaries have not changed, in any material respect, since January 1, 2001 and the results of the application of such practices and policies are reflected in the Company Statutory Financial Statements. All reserves of the Company Insurance Subsidiaries set forth in the Company Statutory Financial Statements are fairly stated in accordance with sound actuarial principles and meet the requirements of the insurance laws of the applicable insurance authority, except where the failure to so state such reserves or meet such requirements have not had, or would not, individually or in the aggregate, reasonably be expected to have, a Company Material Adverse Effect.

         5.1.17 Information in Proxy Statement. None of the information contained or incorporated by reference in the Proxy Statement, at the date it is first mailed to stockholders of the Company, and at the time of the Company Stockholders' Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied by AFI or Merger Sub in writing for inclusion in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with all Applicable Laws.

         5.1.18 Brokers. No person other than Credit Suisse First Boston LLC is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Company or any Company Subsidiary in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any Company Subsidiary.

         5.1.19 Employee Benefit Plans; ERISA.
                -----------------------------

              (a) Section 5.1.19(a) of the Company Disclosure Letter sets forth a complete and correct list of each Company Benefit Plan. With respect to each Company Benefit Plan, the Company has provided or made available to AFI and Merger Sub complete and correct copies of (i) such Company Benefit Plan, if written, or a description of such Company Benefit Plan if not written (except with respect to the Company Benefit Plans marked with an asterisk on Section 5.1.19(a) of the Company Disclosure Letter, which Company Benefit Plans is not material to the current business of the Company and the Company Subsidiaries taken as a whole), and (ii) to the extent applicable with respect to Company Benefit Plans sponsored or maintained by the Company or MONY Life Insurance Company, the most recent actuarial valuation reports; the most recent Forms 5500 with all attachments required to have been filed with the IRS or the Department of Labor or any similar report filed with any comparable governmental authority in any non-

U.S. jurisdiction having jurisdiction over any Company Benefit Plan, and all schedules thereto; all current summary plan descriptions; all material written communications received from or sent to the IRS, the Pension Benefit Guaranty Corporation or the Department of Labor; all current employee handbooks and manuals; the most recent statements or other communications regarding withdrawal or other multiemployer plan liabilities (or similar liabilities pertaining to any non-U.S. employee benefit plan sponsored by the Company or any Company Subsidiary, if any); and all amendments and modifications to any such document. Except as set forth in Section 5.1.19(a) of the Company Disclosure Letter, none of the Company or any of the Company Subsidiaries has communicated to any current or former employee thereof any intention or commitment to amend or modify any Company Benefit Plan in any material respect or to establish or implement any other material employee or retiree benefit or compensation plan or arrangement.

              (b) Qualification. Each Company Benefit Plan intended to be qualified under section 401(a) of the Code, and the trust (if any) forming a part thereof, is so qualified and has received a favorable determination letter from the IRS as to its qualification under the Code and to that effect, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as would not reasonably be expected to have a Company Material Adverse Effect, all amendments and actions required to bring each Company Benefit Plan into conformity with the applicable provisions of ERISA, the Code, and other Applicable Law have been made or taken, except to the extent such amendments or actions (i) are not required by law to be made or taken until after the Closing Date and (ii) are disclosed on Section 5.1.19(b) of the Company Disclosure Letter. Each Company Benefit Plan has been operated in all material respects in accordance with Applicable Law.

              (c) Liability; Compliance.
                  ---------------------

                   (i) None of the Company, any of the Company Subsidiaries or any Company Related Person would be liable for any amount pursuant to section 4062, 4063 or 4064 of ERISA if any Company Benefit Plan that is subject to Title IV of ERISA (a "Company Title IV Plan") were to terminate as of the date hereof, except to the extent such liability would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Affect. Each Company Benefit Plan that is subject to the minimum funding standards of ERISA or the Code satisfies such standards under sections 412 and 302 of the Code and ERISA, respectively, and no such Company Benefit Plan has incurred an "accumulated funding deficiency" within the meaning of such sections, whether or not waived, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                   (ii) None of the Company, any of the Company Subsidiaries or any Company Related Person has been involved in any transaction that could cause the

Company, any of the Company Subsidiaries or, following the Effective Time, AFI, Merger Sub or any of their respective Affiliates to be subject to liability under section 4069 or 4212 of ERISA, except to the extent such liability would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Affect. None of Company, any of the Company Subsidiaries or any Company Related Person has incurred (either directly or indirectly, including as a result of an indemnification obligation) any liability under or pursuant to Title I or IV of ERISA or the penalty, excise Tax or joint and several liability provisions of the Code relating to employee benefit plans and, no event, transaction or condition has occurred or exists that could result in any such liability to the Company, any of the Company Subsidiaries, any Company Related Person or, following the Effective Time, AFI or Merger Sub, except to the extent such liability would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. All contributions and premiums required to have been paid by the Company, any of the Company Subsidiaries or any Company Related Person to any Company Benefit Plan under the terms of any such plan or its related trust, insurance contract or other funding arrangement, or pursuant to any Applicable Law (including ERISA and the Code) or collective bargaining agreement have been paid and fully deducted without challenge by any Governmental Entity within the time prescribed by any such plan, agreement or Applicable Law, except to the extent failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

                   (iii) There are no pending or, to the Best Knowledge of the Company, threatened claims by or on behalf of any participant in any of the Company Benefit Plans, or otherwise involving any such Company Benefit Plan or the assets of any Company Benefit Plan, other than routine claims for benefits or claims that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Affect. The Company Benefit Plans are not presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, the Department of Labor, or any other Governmental Entity, domestic or foreign, and no matters are pending with respect to a Company Benefit Plan under the IRS's Voluntary Compliance Resolution program, its Closing Agreement Program, or other similar programs as to any items that, if adversely determined, would reasonably be expected to have a Company Material Adverse Effect.

                   (iv) No Company Benefit Plan is a multiemployer plan (as defined in section 4001(a)(3) of ERISA) or a "multiple employer plan" within the meaning of section 4063 or 4064 of ERISA.

                   (v) No Person is or will become entitled to post-employment welfare benefits of any kind by reason of employment with or providing services to the Company or any of the Company Subsidiaries, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA. Each

Company Benefit Plan (other than a Company Benefit Plan that provides pension benefits) may be amended or terminated after the Effective Time without material cost other than for claims incurred prior to the date of such amendment or termination. Except as set forth on Section 5.1.19(c) of the Company Disclosure Letter, the execution, delivery, and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement will not (alone or in combination with any other event) result in an increase in the amount of compensation or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of any current or former employee, officer, director or independent contractor of the Company or any Company Subsidiary or any increased or accelerated funding obligation. Except with respect to the arrangements set forth in Section 5.1.19(c) of the Company Disclosure Letter, no payment or deemed payment by the Company or any Company Subsidiary will arise or be made as a result (alone or in combination with any other event) of the execution, delivery and performance of this Agreement by the Company, or the consummation by the Company of the transactions contemplated by this Agreement, that would not be deductible pursuant to Section 280G of the Code. The information the Company provided to Ernst & Young LLP in connection with such accountants' estimations of amounts that may become payable under any of the agreements set forth in Section 5.1.19(c) of the Company Disclosure Letter was accurate in all material respects and did not omit any material fact. The Company has reviewed the estimations dated as of the date hereof prepared by Ernst & Young LLP and has no reason to believe such estimation is not correct in all material respects, based on the assumptions provided therein.

                   (vi) The Company has classified all individuals (including but not limited to independent contractors, full-time life insurance salesmen and leased employees) appropriately under the Company Benefit Plans, except where a failure to do so would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         5.1.20 Labor Matters.
                -------------

              (a) Except where failure to comply would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and each of the Company Subsidiaries is in compliance with all Applicable Law of the United States, or of any state or local government or any subdivision thereof and of any foreign government respecting employment and employment practices, terms and conditions of employment and wages and hours and is not engaged in any unfair labor practices.

              (b) None of the Company or any of the Company Subsidiaries is a party to or bound by, and none of their employees is subject to, any collective bargaining agreement and, to the Best Knowledge of the Company, there are no labor unions or other organizations representing, or purporting to represent, any employees employed by the Company or any of the Company Subsidiaries. To the Best Knowledge of the Company, no labor union is currently engaged in or threatening organizational efforts with respect to any employees of the Company or any of the Company Subsidiaries. Neither the Company nor any of the Company Subsidiaries is in material breach of or default under any collective bargaining agreement. Since January 1, 2002, to the Best Knowledge of the Company, there has not occurred or been threatened, any strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees of the Company or any of the Company Subsidiaries. There are no labor disputes currently subject to any pending grievance procedure, arbitration or litigation and there is no representation petition pending or, to the Best Knowledge of the Company, threatened with respect to any employee of the Company or any of the Company Subsidiaries, other than as individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect.

         5.1.21 Intellectual Property Rights.
                ----------------------------

              (a) The Company and the Company Subsidiaries own, free of all Encumbrances other than Permitted Encumbrances, or have a valid and binding license to use, all Intellectual Property material to the conduct of the businesses of the Company and the Company Subsidiaries taken as a whole.

              (b) Except for defaults and infringements which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (i) neither the Company nor any Company Subsidiary is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property, (ii) all Intellectual Property material to the conduct of the businesses of the Company and the Company Subsidiaries taken as a whole and owned by the Company or any of the Company Subsidiaries is not being infringed by any third party, and (iii) neither the Company nor any Company Subsidiary is infringing any Intellectual Property of any third party.

              (c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (i) there is no pending or, to the Best Knowledge of the Company, threatened significant claim or dispute regarding the ownership of, or use by, the Company or any Company Subsidiary of any Intellectual Property, and (ii) the consummation by the Company of the transactions contemplated hereby will not result in the loss of use of any Intellectual Property utilized in the business of the Company or any of the Company Subsidiaries.

              (d) For purposes of this Agreement, "Intellectual Property" means patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, copyrights and copyright rights and other proprietary intellectual property rights and all pending applications for and registrations of any of the foregoing, and computer and network software programs and trade secrets and trade secret rights.

              5.1.22 Takeover Statute. No state "fair price," "moratorium," "control share acquisition" or similar anti-takeover statute is applicable to the Merger or the other transactions contemplated by this Agreement.

         5.1.23 Contracts.
                ---------

              (a) Section 5.1.23(a) of the Company Disclosure Letter sets forth a list of each contract (collectively, together with all contracts and other documents listed on the Exhibit Index to the Company's 10-K, the "Company Contracts") to which the Company or any of the Company Subsidiaries is a party or by which it is bound which:

                   (i) contains obligations in excess of $4,000,000 or is otherwise material to the current business of the Company and the Company Subsidiaries taken as a whole;

                   (ii) is a reinsurance or retrocession contract which requires the payment of premiums by the Company and the Company Subsidiaries of amounts in excess of $10,000,000 per year or relating to business as to which the Company Subsidiaries are holding gross reserves in excess of $10,000,000;

                   (iii) contains covenants limiting the freedom of the Company or any of the Company Subsidiaries to engage in any line of business in any geographic area or to compete with any Person or restricting the ability of the Company or any of the Company Subsidiaries to acquire equity securities of any Person; or

                   (iv) is an employment, severance, retention, consulting, loan or indemnification contract applicable to any current or former employee of the Company or the Company Subsidiaries, including contracts to employ executive officers and other contracts with officers or directors of the Company or any of the Company Subsidiaries, other than any agent contract with insurance agents that by its terms is terminable by the Company or any of the Company Subsidiaries before and after the Effective Time on not more than 60 days' notice without any penalty or cost to the Company or any Company Subsidiary.

              (b) Except as set forth in Section 5.1.23(b) of the Company Disclosure Letter, with respect to each of the Company Contracts:

                   (i) such Company Contract is (assuming due power and authority of, and due execution and delivery by, the other party or parties thereto) valid and binding upon the Company or the Company Subsidiary party thereto and, to the Best

Knowledge of the Company, each other party thereto, except as may be limited by bankruptcy, insolvency, moratorium, or other similar laws effecting or relating to enforcement of creditors' rights generally, or by general principles of equity, and is in full force and effect; and

                   (ii) there is no material default or claim of material default thereunder by the Company or the Company Subsidiary party thereto, or to the Best Knowledge of the Company, by any other party thereto, and no event has occurred which, with the passage of time or the giving of notice (or both), would constitute a material default thereunder by the Company or the Company Subsidiary party thereto, or to the Best Knowledge of the Company, by any other party thereto, or would permit material modification, acceleration or termination thereof.

              (c) Except for the Company Contracts marked with an asterisk on
Section 5.1.23 of the Company Disclosure Letter, the Company has previously made available to AFI or Merger Sub true and complete copies of each Company Contract (other than any contract or document listed on the Exhibit Index to the Company's 10-K), including true and complete descriptions of any oral Company Contracts, in all cases as amended and currently in effect. None of the Company Contracts marked with an asterisk on Section 5.1.23 of the Company Disclosure Letter, either individually or together with all such Company Contracts, is material to the current business of the Company and the Company Subsidiaries taken as a whole.

         5.1.24 Environmental Laws and Regulations.
                ----------------------------------

              (a) The Company and each of the Company Subsidiaries and their respective properties and operations are in compliance with all Applicable Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), which compliance includes the possession by the Company and the Company Subsidiaries of all permits and other authorizations of Governmental Entities required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except for non-compliance which, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

              (b) Neither the Company nor any of the Company Subsidiaries has received written notice of, or is the subject of, any actions, causes of action, claims, demands, notices or, to the Best Knowledge of the Company, investigations by any Person asserting personal injury, property damages or the Company or any Company Subsidiary's obligation to conduct investigations or clean-up activities under any Environmental Laws or alleging liability under or non-compliance with any Environmental Laws (collectively, "Environmental Claims") which, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect.

              (c) There are no facts, circumstances or conditions in connection with the operation of its business or any currently or formerly owned, leased or operated facilities or properties or any investment properties or any other properties that have led to, or are reasonably likely to lead to, any Environmental Claims or impositions of any institutional or engineering controls or restrictions on the use or development of properties in the future which, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect.

         5.1.25 Insurance Coverage. The insurance maintained by the Company and the Company Subsidiaries insures against risks to the extent and in the manner reasonably deemed appropriate and sufficient by the Company, and the coverage provided thereunder will not be materially and adversely affected by the Merger.

         5.1.26 Clients. Section 5.1.26 of the Company Disclosure Letter lists each investment company registered under the Investment Company Act (the "U.S. Registered Funds") or under any similar foreign laws or regulations (the "Foreign Funds, and together with the U.S. Registered Funds, the "Registered Funds"), for which a Company Adviser Subsidiary acts as investment adviser or subadviser or which is a Registered Separate Account. Section 5.1.26 of the Company Disclosure Letter lists each pooled investment vehicle, other than a Registered Fund, for which a Company Adviser Subsidiary acts as investment adviser or sub-adviser ("Private Funds"). No Private Fund is required to register under the Investment Company Act, except as would not reasonably be expected to have a Company Material Adverse Effect. As of December 31, 2002, all other clients ("Non-Fund Clients") for which a Company Adviser Subsidiary acts as investment adviser represent no more than 50% of the assets managed under investment advisory agreements (as defined in the Investment Advisers Act) with the Company Adviser Subsidiaries.

         5.1.27 Client Contracts. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each investment advisory agreement entered into by any Company Adviser Subsidiary with a Registered Fund, Private Fund or a Non-Fund Client (each a "Client Contract"), and any subsequent renewals thereof, has been duly authorized, executed and delivered by such Company Adviser Subsidiary and, to the extent applicable, has been approved in accordance with Section 15 of the Investment Company Act, and is a valid and legally binding agreement, enforceable against such Company Adviser Subsidiary. Each Company Adviser Subsidiary has been and is in compliance in all material respects with each Client Contract to which it is a party.

         5.1.28 Registered Fund Clients.
                -----------------------

              (a) Each U.S. Registered Fund is, and at all times during the past three years has been, duly registered with the SEC as an investment company under the Investment Company Act. Each Registered Fund is in, and operates in, compliance in all material respects with all Applicable Laws, including all rules and regulations of the SEC, the NASD, the IRS and any other Governmental Entity having jurisdiction over such Registered Fund, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Best Knowledge of the Company, each U.S. Registered Fund and Company Broker-Dealer, and their respective "associated persons" (as defined in the Exchange Act) and "affiliated persons" (as defined in the Investment Company Act) is conducting its business (in the case of associated persons, on behalf of the applicable Company Broker-Dealer, and in the case of the affiliated persons, on behalf of the applicable U.S. Registered
Fund) and has conducted such business in compliance, in all material respects, with Applicable Law and the relevant prospectus of each Fund with respect to the pricing, placing and execution of orders for the purchase and sale of securities of such U.S. Registered Fund.

              (b) Each contract, including each Client Contract, each administration agreement and each underwriting agreement ("Underwriting Agreement") between a Registered Fund, on the one hand, and the Company or a Company Subsidiary, on the other hand, and each Underwriting Agreement between the Company or Company Subsidiary or a Company Broker/Dealer, on the one hand, and any Registered Fund, on the other hand, and any subsequent renewal of any such agreement, has been duly authorized, executed and delivered by the Company, such Company Adviser Subsidiary, or such Registered Fund, as the case may be, and is a valid and legally binding agreement, enforceable against the Company, such Company Subsidiary or such Registered Fund, as the case may be, except where the failure of such Underwriting Agreements to be valid, legally binding and enforceable would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

              (c) Each Registered Fund is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate, trust or partnership power and authority to own its properties and to carry on its business as it is now conducted, and is qualified to do business in each jurisdiction where it is required to do so under Applicable Law, except as would not, individually or in the aggregate, reasonably be expected to have or result in a Company Material Adverse Effect. None of the Registered Funds is in default in the performance, observance or fulfillment of any of the terms or conditions of its certificate of incorporation, declaration of trust or by-laws (each as amended to date) and such documents are in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. All issued and outstanding shares of common stock and shares or units of beneficial interest of each Registered Fund (collectively, "Fund Shares") are, and at the Effective Time will be, and all of the authorized but unissued Fund Shares of each Registered Fund when issued for the consideration described in the current prospectus or offering document relating to such Registered Fund will be, duly and legally issued and outstanding, fully paid, and non-assessable by such Registered Fund, except that with respect to each U.S. Registered Fund that is organized as a Massachusetts business trust, shareholders of such U.S. Registered Fund might, under certain circumstances be liable for transactions effected by the U.S. Registered Fund. No Registered Fund has outstanding any options, warrants, or other rights to subscribe for or purchase any of its Fund Shares, nor is there outstanding any security exchangeable for or convertible into Fund Shares of any Registered Fund.

              (d) Each of the U.S. Registered Funds has issued its shares or interests pursuant to an effective registration statement under the Securities Act and applicable state securities or "blue sky" laws. Each of the Registered Funds has filed all prospectuses, registration statements, proxy statements (if any), financial statements, other forms, reports, advertisements and any other documents required to be filed with applicable regulatory authorities, and any amendments thereto (the "Reports"), the failure to file which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on such Registered Fund. The Reports (i) have been prepared in accordance with the requirements of Applicable Law in all material respects, and
(ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading. Each of the principal executive officer and the principal financial officer of each U.S. Registered Fund (or each former principal executive officer and former principal financial officer of each U.S. Registered Fund, as applicable) has made all certifications required by Sections 302 and 906 (if applicable) of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder with respect to applicable reports of U.S. Registered Funds. For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act.

         5.1.29 Compliance with Privacy Laws Policies. The Company, each Company Subsidiary, each Registered Fund and each Private Fund is in compliance with (i) the terms of its own privacy policy as it exists on the date of this Agreement, a true and correct copy of which has been made available to AFI or Merger Sub (the "Company Privacy Policy") and (ii) any Applicable Laws concerning the protection of confidential personal information received from customers and consumers, including without limitation, the Gramm-Leach-Bliley Act of 1999 and the Health Insurance Accountability and Portability Act of 1996 and any rules and regulations adopted thereunder, except in each case for any non-compliance that, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Company Material Adverse Effect.

         5.1.30 Anti-Money Laundering Regulation. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since December 31, 1999, the Company, each Company Subsidiary, each Registered Fund and each Private Fund has been in compliance with all requirements applicable to it regarding anti-money laundering and anti-terrorist rules and regulations, including the applicable provisions of the Bank Secrecy Act, as amended by the USA PATRIOT Act, and the rules and regulations thereunder (including all rules and regulations adopted by any self regulatory organizations).

         5.1.31 AIMR Compliance. Each Company Adviser Subsidiary that represents that it prepares and presents its investment performance record in accordance with the guidelines of the Association of Investment Management and Research, prepares and presents its performance record in accordance with the AIMR Performance Presentation Standards AIMR-PPSTM Amended and Restated as the AIMR-PPS(R) Standards, the U.S. and Canadian version of GIPS(R), as currently in effect and published by the Association for Investment Management and Research (including any recommendations contained in such Standards) ("AIMR Standards"). Any composite performance presentations presented by any such Company Adviser Subsidiary complies with all the composite construction requirements of the AIMR-PPS(R) standards and such Company Adviser Subsidiary's processes and procedures were designed to calculate and present performance results in compliance with the AIMR-PPS(R) standards for the specified periods, except, in each case, where such failure would not reasonably be expected to have a Company Material Adverse Effect.

         5.1.32 Opinion of Financial Advisor. The Company has received an opinion from Credit Suisse First Boston LLC, dated as of the date hereof, to the effect that as of the date of such opinion, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Common Stock (other than AFI), a signed copy of which opinion has been delivered to AFI or will be delivered to AFI promptly after the date hereof.

         5.1.33 Company Stockholder Rights Plan. The board of directors of the Company has taken all necessary action (i) to prevent AFI, Merger Sub and their respective Affiliates from becoming an Acquiring Person (as such term is defined in the Company Rights Agreement) for so long as this Agreement is in effect and
(ii) to ensure that neither a Stock Acquisition Date nor a Distribution Date (as such terms are defined in the Company Rights Agreement) shall occur for so long as this Agreement is in effect, in each case, as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby, including the Merger. The Company has delivered to AFI or Merger Sub a true and correct copy of the Company Rights Agreement.

         5.2 Representations and Warranties of AFI and Merger Sub. Except as set forth with particularity in the AFI SEC Documents publicly available prior to the date of this Agreement, AFI and Merger Sub, jointly and severally, represent and warrant to the Company as follows:

         5.2.1 Corporate Status. Each of AFI and Merger Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of AFI and Merger Sub is duly qualified or licensed to own, lease and operate its properties and to carry on its business as now being conducted in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to have a AFI Material Adverse Effect.

         5.2.2 Authority for Agreements. Each of AFI and Merger Sub has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate or shareholder action of AFI and Merger Sub, and no other corporate proceedings on the part of AFI or Merger Sub, as the case may be, are necessary for AFI or Merger Sub, as the case may be, to authorize this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of AFI and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws effecting or relating to enforcement of creditors' rights generally or by general principles of equity.

         5.2.3 Consents and Approvals; No Violations.
               -------------------------------------

              (a) Except (i) for the Governmental Requirements, or (ii) where the failure to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental Entity would not, individually or in the aggregate, reasonably be expected to have a AFI Material Adverse Effect, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution, delivery and performance of this Agreement by AFI or Merger Sub or the consummation by AFI or Merger Sub of the transactions contemplated hereby.

              (b) Except for the corporate and shareholder approvals referred to in Section 5.2.2, no consent or approval of any other Person (other than any Governmental Entity) is required to be obtained by AFI or Merger Sub for the execution, delivery or performance of this Agreement by AFI or Merger Sub or the consummation by AFI or Merger Sub of the transactions contemplated hereby, except where the failure to obtain any such consent or approval would not, individually or in the aggregate, reasonably be expected to result in a AFI Material Adverse Effect.

              (c) Subject to compliance with the Governmental Requirements, none of the execution, delivery or performance of this Agreement by AFI or Merger Sub, nor the consummation by AFI or Merger Sub of the transactions contemplated hereby or compliance by AFI or Merger Sub with any provisions hereof, will (i) violate any provision of the Constituent Documents of AFI or Merger Sub, (ii) result in a violation or breach of any provision of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation under, any mortgage, lien, lease, agreement, license, instrument, statute, law, rule, regulation, order, arbitration award, judgment, or decree to which AFI or Merger Sub is a party or by which any of them or any of their properties or assets may be bound, (iii) result in the creation or imposition of any Encumbrance upon any property or asset of AFI or Merger Sub, (iv) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation to which AFI or Merger Sub, or the property or assets of AFI or Merger Sub, is subject or (v) cause the suspension or revocation of any permit, license, governmental authorization, consent or approval necessary for AFI or Merger Sub to conduct its business as currently conducted, except, in the case of clauses (ii), (iii), (iv) and (v), for violations, breaches, defaults, terminations, cancellations, vestings, payments, exercises, accelerations, suspensions, revocations, creations, impositions or conflicts which would not, individually or in the aggregate, reasonably be expected to have a AFI Material Adverse Effect.

         5.2.4 Information in Proxy Statement. None of the information supplied or to be supplied by AFI or Merger Sub expressly for inclusion or incorporation by reference in the Proxy Statement, at the date such Proxy Statement is first mailed to stockholders of the Company, and at the time of the Company Stockholders' Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         5.2.5 Brokers. No Person other than UBS Limited is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by AFI or Merger Sub in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of AFI or Merger Sub.

         5.2.6 Litigation. There is no suit, action, proceeding or investigation (whether at law or in equity, before or by any Governmental Entity or before any arbitrator) pending or, to the best knowledge of AFI, threatened against or affecting AFI or any of its Subsidiaries, the outcome of which, individually or in the aggregate, would reasonably be expected to have a AFI Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against AFI or any of its Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a AFI Material Adverse Effect.

         5.2.7 Financing. As of the Closing, AFI shall have available cash sufficient to enable it to pay the Merger Consideration and to consummate the transactions contemplated by this Agreement.

                                   ARTICLE VI

                         CONDUCT OF BUSINESS BY COMPANY

         6.1 Conduct of Business by the Company Pending the Merger. From the date hereof until the Effective Time, unless AFI shall otherwise consent in writing, or except as set forth in Section 6.1 of the Company Disclosure Letter or as otherwise expressly permitted by or provided for in this Agreement, the Company shall, and shall cause each of the Company Subsidiaries to, conduct its business in the ordinary course consistent with past practice and shall use all reasonable best efforts to preserve intact its business organization and goodwill and relationships with third parties (including its relationships with policyholders, insureds, agents, underwriters, brokers and investment advisory clients and customers) and to keep available the services of its current key employees and maintain its current rights and franchises, subject to the terms of this Agreement. In addition to and without limiting the generality of the foregoing, except as expressly set forth in Section 6.1 of the Company Disclosure Letter or as otherwise expressly permitted by or provided for in this Agreement, from the date hereof until the Effective Time, without the prior written consent of AFI:

              (a) the Company shall not adopt or propose, and shall not permit any Company Subsidiary to adopt or propose, any change in its Constituent Documents;

              (b) subject to Section 6.2, the Company shall not, and shall not permit any Company Subsidiary that is not wholly-owned, to declare, set aside or pay any shareholder dividend or other distribution (whether in cash, stock or property);

              (c) the Company shall not, and shall not permit any Company Subsidiary to (i) merge or consolidate with any other Person, except that a Company Subsidiary with no material assets may merge with another Company Subsidiary, (ii) acquire a material amount of the assets or equity of any other Person, or (iii) other than in the ordinary course of business consistent with past practice or as set forth in the Company's capital budget, a copy of which was delivered to AFI prior to the date hereof, make or commit to make any capital expenditure;

              (d) the Company shall not, and shall not permit any Company Subsidiary to, sell, lease, sub-lease, license, subject to an Encumbrance, other than a Permitted Encumbrance, or otherwise surrender, relinquish or dispose of
(i) the Company's leasehold interest in its corporate headquarters at 1740 Broadway, New York (or any portion thereof), New York, or the Company's leasehold interest in 100-120 Madison Street, Syracuse, New York (or any portion thereof), (ii) any other material facility owned or leased by the Company or any Company Subsidiary or (iii) any assets or property of the Company or any Company Subsidiary (other than sales of Company Investments owned by the Company or any of the Company Insurance Subsidiaries in accordance with Section 6.1(e) or sales of investment securities by the Company or any of the Company Subsidiaries in the ordinary course of business consistent with past practice) except (x) with respect to clause (iii), pursuant to existing written contracts or commitments (the terms of which have been disclosed in writing to AFI prior to the date hereof), or (y) with respect to clauses (ii) and (iii), in an amount not in excess of $4,000,000 individually or $16,000,000 in the aggregate;

              (e) the Company shall not, and shall not permit any Company Insurance Subsidiary to, conduct transactions in Company Investments except in compliance in all material respects with the investment policy of the Company Insurance Subsidiaries, in effect on the date hereof, a copy of which has previously been delivered to AFI;

              (f) the Company shall not, and shall not permit any Company Subsidiary to (i) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock or other securities (including any options, warrants or any similar security exercisable or exchangeable for, or convertible into, such capital stock or similar security), or split, combine or reclassify any of its capital stock or authorize the issuance of or issue securities (including options, warrants or any similar security exercisable or exchangeable for, or convertible into, such capital stock or similar security) in respect of, in lieu of, or in substitution for, its capital stock, or take any action that, if such action had been taken prior to the date hereof, would have caused the representation and warranty made in Section 5.1.3(b) hereof to be untrue in any material respect or enter into any amendment of any material term of any of its outstanding securities (other than issuances of Common Stock (and the associated Rights) in respect of (A) Options outstanding on the date hereof, (B) the Warrants and (C) upon the exercise of Rights and issuances of Series A Preferred Stock upon the exercise of Rights), (ii) incur, guarantee or assume any indebtedness, except short-term borrowings in the ordinary course of business consistent with past practice, (iii) except as required by Applicable Law, amend or otherwise increase, accelerate the payment or vesting of the amounts payable or to become payable under, or fail to make any required contribution to, any Company Benefit Plan, (iv) except as required by Applicable Law, establish any Company Benefit Plan or (v) accelerate the vesting of any Options or Restricted Shares;

              (g) except as required by Applicable Law, the Company shall not, and shall not permit any Company Subsidiary to, grant any increase in (i) the compensation of directors, officers, employees, consultants, registered representatives or agents of the Company or any Company Subsidiary, other than increases in the ordinary course of business consistent with past practice for employees who are not party to a contract with the Company or a Company Subsidiary that provides benefits contingent (in whole or in part) upon a change in control of the Company (other than a contract relating solely to Options) or
(ii) the benefits of directors, officers, employees, consultants or agents of the Company or any Company Subsidiary;

              (h) except as required by Applicable Law, the Company shall not, and shall not permit any Company Subsidiary to, (i) enter into or amend or modify any severance, consulting, retention or employment agreement (except with respect to agreements which are terminable at will by the Company or a Company Subsidiary before and after the Effective Time without any penalty or cost to the Company, such Company Subsidiary or any Affiliate thereof) or (ii) except in the ordinary course of business consistent with past practice, hire or terminate the employment or contractual relationship of any officer, employee, consultant, registered representative or agent of the Company or any Company Subsidiary, as the case may be, other than any such termination as a result of which the maximum amount paid and payable by the Company or such Company Subsidiary, as the case may be, in respect of applicable severance or similar benefits shall not exceed $1,000,000 in any one case, or $5,000,000 in the aggregate with respect to all such terminations;

              (i) the Company shall not change any method of accounting or accounting principles or practices by the Company or any Company Subsidiary, except for any such change required by a change in U.S. GAAP or the applicable Statutory Accounting Practices as agreed by PwC, the Company's independent auditors;

              (j) the Company shall not, and shall not permit any Company Subsidiary to, pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), in each case, other than (i) settlement of policy claims or other payments, discharges, settlements or satisfactions in the ordinary course of business consistent with past practice, (ii) settlements of litigation that do not exceed the case reserve established for such litigation on the litigation schedule previously delivered by the Company to AFI, plus an additional $10,000,000 in the aggregate for all such settlements and the settlement of any other litigation not set forth on such litigation schedule (other than any litigation subject to Section 7.17), (iii) payment of indebtedness, debt securities, guarantees, loans, advances and capital contributions made in the ordinary course of business consistent with past practice but not in excess of $2,000,000 individually or $10,000,000 in the aggregate or (iv) payment of principal and interest on outstanding indebtedness, as and when the same becomes due and payable;

              (k) except as would not individually or in the aggregate, reasonably be expected to result in a cost to the Company that exceeds $10,000,000 plus the amount of any reserve established with respect to the following on the Company Financial Statements most recently filed with the SEC prior to the date hereof, the Company shall not, and shall not permit any Company Subsidiary to, other than in the ordinary course of business consistent with past practice, (i) make or rescind any express or deemed election relating to Taxes, (ii) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes,
(iii) make a request for a written ruling of a Taxing Authority relating to Taxes, other than any request for a determination concerning qualified status of any Company Benefit Plan intended to be qualified under Code Section 401(a),
(iv) enter into a written and legally binding agreement with a Taxing Authority relating to Taxes, or (v) except as required by Applicable Law, change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the taxable year ending December 31, 2001;

              (l) the Company shall not, and shall not permit any Company Subsidiary to, other than in the ordinary course of business consistent with past practice, modify or amend in any material respect or terminate any Company Contract or enter into any new agreement which would have been considered a Company Contract if it were entered into at or prior to the date hereof;

              (m) the Company shall not, and shall not permit any Company Subsidiary to, terminate, amend, modify or waive any provision of any standstill agreement or any standstill provisions of other agreements to which it is a party, and the Company shall, and shall cause each Company Subsidiary to, enforce the provisions of all such agreements;

              (n) the Company shall not permit any Company Insurance Subsidiary voluntarily to forfeit, abandon, modify, waive, terminate or otherwise change any of its insurance licenses, except (i) as may be required in order to comply with Applicable Law or (ii) such forfeitures, abandonments, terminations, changes, modifications or waivers of insurance licenses as would not, individually or in the aggregate, restrict the business or operations of such Company Insurance Subsidiary in any material respect;

              (o) the Company shall not terminate, cancel, amend or modify any insurance coverage maintained by it or any Company Subsidiary with respect to any material assets which is not replaced by a comparable amount of insurance coverage, except in the ordinary course of business consistent with past practice;

              (p) the Company shall not, and shall not permit any of the Company Insurance Subsidiaries to, make any material change in its (i) underwriting or claims management, (ii) pricing, except in the ordinary course of business consistent with past practice or (iii) reserving practices, except as required by Applicable Law;

              (q) the Company shall not, and shall not permit any Company Subsidiary to, purchase or redeem any shares of the capital stock of the Company or any Company Subsidiary, or any other equity interests or any rights, warrants or options to acquire any such shares or interests, except for any such purchases or redemptions by a wholly-owned Company Subsidiary with respect to such Company Subsidiary's own capital stock or other equity interests;

              (r) the Company shall not permit any Company Broker/Dealer or Company Adviser Subsidiary voluntarily to forfeit, abandon, amend, modify, waive, terminate or otherwise change any of its registrations, licenses, qualifications with any Governmental Entity or its memberships in any self-regulatory organizations, securities exchanges, boards of trade, commodities exchanges, clearing organizations or trade organizations, except (i) as may be required in order to comply with Applicable Law or (ii) such forfeitures, abandonments, amendments, terminations, changes, modifications or waivers as would not, individually or in the aggregate, restrict the business or operations of such Company Subsidiary in any material respect; and

              (s) the Company shall not, and shall not permit any Company Subsidiary to, agree or commit to do any of the foregoing.

         6.2 Dividend from Adjusted Net Earnings. Notwithstanding anything in
Section 6.1 to the contrary, at any time after January 1, 2004, the Company can set a record date for, and declare and pay a dividend to its stockholders in an aggregate amount not to exceed the Adjusted Net Earnings, provided that in no event shall such dividend exceed $.45 a share of Common Stock and provided further that prior to the setting of any such record date for any such dividend, or the declaration or payment of any such dividend, (i) the Company shall have delivered to PFI and PwC a certificate setting forth the Company's calculation of the Adjusted Net Earnings, and certifying that such calculation has been made in accordance with the applicable terms hereof, (ii) PwC shall have delivered the Adjusted Net Earnings Agreed Upon Procedures Report to AFI and the Company,
(iii) 10 days shall have elapsed between the date of the delivery of the Adjusted Net Earnings Agreed Upon Procedures Report to AFI and the date of the setting of any such record date or the declaration and payment of any such dividend and (iv) the Company shall have complied with all Applicable Law with respect to the declaration and payment of such dividend, including, without limitation, the applicable provisions of the DGCL and the applicable rules and regulations under the Exchange Act and the New York Stock Exchange Listed Companies Manual.

         6.3 Notice of Company Material Adverse Effect; AFI Material Adverse Effect. The Company shall promptly advise AFI orally and in writing of any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, has, or would reasonably be expected to have, a Company Material Adverse Effect. AFI shall promptly advise the Company orally and in writing of any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, has, or would reasonably be expected to have, a AFI Material Adverse Effect.

                                  ARTICLE VII

                              ADDITIONAL AGREEMENTS

         7.1 Access and Information. Upon reasonable notice and subject to Applicable Law, the Company shall, and shall cause the Company Subsidiaries to, afford to AFI and its financial advisors, legal counsel, accountants, consultants, financing sources, and other authorized representatives reasonable access during normal business hours and without undue disruption of normal business activity throughout the period prior to the Effective Time to all of its books, records, properties, premises and personnel and, during such period, shall furnish, and shall cause to be furnished, as promptly as practicable to AFI (a) a copy of each report, schedule and other document filed or received by the Company or any Company Subsidiary pursuant to the requirements of the federal securities laws or a Governmental Entity, except, with respect to examination reports, as may be restricted by Applicable Law, and (b) all other information as AFI reasonably may request, provided that the Company and the Company Subsidiaries shall not be obligated to disclose any competitively sensitive information and no investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Each party shall continue to abide by the terms of (A) the confidentiality agreement between AFI and the Company, dated February 11, 2003 (the "Confidentiality Agreement") and
(B) the confidentiality agreement between AFI and the Company dated May 8, 2003 (the "Second Confidentiality Agreement").

         7.2 Proxy Statement.
             ---------------

              (a) Promptly following the date of this Agreement, the Company and AFI shall prepare, and the Company shall file with the SEC, a proxy statement relating to the adoption of this Agreement by the Company's stockholders (as amended or supplemented from time to time, the "Proxy Statement"). AFI and the Company shall cooperate with one another in connection with the preparation of the Proxy Statement and shall furnish all information concerning such party as any other party may reasonably request in connection with the preparation of the Proxy Statement. AFI and the Company shall each use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing. The Company will use reasonable best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Proxy Statement is cleared by the SEC.

              (b) Each of AFI and the Company shall as promptly as practicable notify the other of (i) the receipt of any comments from the SEC and all other written correspondence and oral communications with the SEC relating to the Proxy Statement, (ii) any request by the SEC for any amendment or supplement to the Proxy Statement or for additional information with respect thereto and (iii) any orders relating to the Proxy Statement. All filings by the Company with the SEC in connection with the transactions contemplated hereby, including the Proxy Statement and any amendment or supplement thereto, shall be subject to the prior review and consent of AFI (which consent shall not unreasonably be withheld), and all mailings to the Company's stockholders in connection with the Merger and transactions contemplated by this Agreement shall be subject to the prior review and consent of AFI (which consent shall not unreasonably be withheld). All filings by AFI with the SEC in connection with the transactions contemplated hereby shall be subject to the prior review and comment of the Company.

              (c) If at any time prior to the Effective Time any information relating to the Company, AFI, or Merger Sub, or any of their respective Affiliates, directors or officers, is discovered by the Company, AFI, or Merger Sub which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company.

         7.3 Company Stockholders' Meeting. The Company, acting through its board of directors, shall, in accordance with its Constituent Documents, promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Proxy Statement is cleared by the SEC, a meeting of the holders of Common Stock (the "Company Stockholders' Meeting") for the sole purpose of seeking the Company Stockholder Approval, and shall (i) except as otherwise provided in Section 7.4(b), recommend adoption of this Agreement and include in the Proxy Statement such recommendation and (ii) use its reasonable best efforts to solicit and obtain such adoption. Notwithstanding any withdrawal, amendment or modification by the board of directors of the Company or any committee thereof of its recommendation of this Agreement in accordance with Section 7.4(b) or the commencement, public proposal, public disclosure or communication to the Company of any Alternative Transaction Proposal, or any other fact or circumstance, this Agreement shall be submitted to the stockholders of the Company at the Company Stockholders' Meeting for the purpose of adopting this Agreement. At any such Company Stockholders' Meeting following any such withdrawal, amendment or modification of the Company's board of directors' recommendation of this Agreement, the Company may submit this Agreement to its stockholders without a recommendation or with a negative recommendation (although the approval of this Agreement by the board of directors of the Company may not be rescinded or amended), in which event the board of directors of the Company may, subject to Section 7.4(b), communicate the basis for its lack of a recommendation or negative recommendation to its stockholders in the Proxy Statement or an appropriate amendment or supplement thereto to the extent required by Applicable Law. Nothing contained in this Agreement shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act if, in the good faith judgment of the board of directors of the Company, after consultation with outside counsel, failure to so disclose would be inconsistent with its obligations under Applicable Law.

         7.4 Acquisition Proposals.
             ---------------------

              (a) The Company shall not, nor shall it authorize or permit any Company Subsidiary, or any of its or their respective directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative (collectively, "Representatives") retained by it or any Company Subsidiary to, directly or indirectly (i) solicit, initiate or knowingly encourage, or take any other action to in any way knowingly facilitate, any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to an Alternative Transaction Proposal or (ii) enter into, continue or otherwise participate in any discussions (other than with AFI, Merger Sub or their respective directors, officers or employees or Representatives) or negotiations regarding, or furnish to any Person any information with respect to, or otherwise cooperate in any way with, any Alternative Transaction Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 7.4 by any Representative of the Company or any Company Subsidiary, whether or not such Person is purporting to act on behalf of the Company or any Company Subsidiary, shall constitute a breach of this Section 7.4(a) by the Company. The Company shall, and shall cause the Company Subsidiaries to, immediately cease and cause to be terminated all existing activities, discussions or negotiations with any Person conducted heretofore with respect to any Alternative Transaction Proposal and request the prompt return or destruction of all confidential information previously furnished and shall not, and shall not permit any Company Subsidiary to, waive any rights under any standstill, confidentiality or similar agreements entered into with any such Person. Notwithstanding the foregoing, at any time prior to obtaining the Company Stockholder Approval, in response to a bona fide written Alternative Transaction Proposal that the board of directors of the Company determines in good faith by resolution duly adopted, after consultation with outside legal counsel and a financial advisor of nationally recognized reputation, constitutes or is reasonably likely to constitute a Superior Proposal, and which Alternative Transaction Proposal was unsolicited and made after the date hereof and did not otherwise result from a breach of this Section 7.4(a), the Company may, subject to compliance with Section 7.4(c), and after giving AFI written notice of such action, (x) furnish information with respect to the Company and the Company Subsidiaries to the Person making such Alternative Transaction Proposal (and its Representatives) pursuant to an executed confidentiality agreement containing terms and provisions at least as restrictive as those contained in the Confidentiality Agreement, provided that all such information has previously been provided to AFI or is provided to AFI prior to or substantially concurrently with the time it is provided to such Person, and (y) participate in discussions or negotiations with the Person making such Alternative Transaction Proposal (and its Representatives) regarding such Alternative Transaction Proposal.

              (b) Neither the board of directors of the Company nor any committee thereof shall directly or indirectly (i) (A) withdraw (or amend or modify in a manner adverse to AFI), or publicly propose to withdraw (or amend or modify in a manner adverse to AFI), the approval, recommendation or declaration of advisability by such board of directors or any such committee thereof of this Agreement, or the Merger or the other transactions contemplated by this Agreement or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Alternative Transaction Proposal (any action described in this clause (i) being referred to as an "Adverse Recommendation Change") or (ii) approve or recommend, or publicly propose to approve or recommend, or allow the Company or any Company Subsidiary to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding (A) constituting or related to, or that is intended to or could reasonably be expected to lead to, any Alternative Transaction Proposal (other than a confidentiality agreement referred to in Section 7.4(a)) or (B) requiring it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement, provided, in the case of clauses (A) and (B) of this Section 7.4(b)(ii), that the Company shall not be prohibited from entering into an agreement referred to in and in accordance with Section 9.1(h). Notwithstanding the foregoing, at any time prior to obtaining the Company Stockholder Approval, and subject to the Company's compliance at all times with the other provisions of this Section 7.4, the board of directors of the Company may make an Adverse Recommendation Change if such board of directors determines in good faith by resolution duly adopted, after consultation with outside counsel, that it is required to do so in order to comply with its fiduciary duties to the stockholders of the Company under Applicable Law.

              (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 7.4, the Company shall promptly advise AFI orally and in writing of any Alternative Transaction Proposal and any inquiry with respect to or that could reasonably be expected to lead to any Alternative Transaction Proposal, the terms and conditions of any such Alternative Transaction Proposal or inquiry (including any changes thereto) and the identity of the Person making any such Alternative Transaction Proposal or inquiry and of any discussions, explorations or negotiations sought to be entered into or continued by such Person with the Company, any Company Subsidiary or any of their respective directors, officers, employees or Representatives. The Company shall keep AFI fully informed on a current basis of the status (including any change to the terms and conditions thereof) of any such Alternative Transaction Proposal or inquiry.

         7.5 Filings; Other Action. Subject to the terms and conditions herein provided, as promptly as practicable, the Company, AFI and Merger Sub shall: (i) make all filings and submissions under the HSR Act and all filings required by the insurance regulatory authorities in New York, Arizona, Ohio and any other relevant jurisdiction, and deliver notices and consents to jurisdiction to state insurance departments, each as reasonably may be required to be made in connection with this Agreement and the transactions contemplated hereby, (ii) use reasonable best efforts to cooperate with each other in (A) determining which filings are required to be made prior to the Effective Time with, and which material consents, approvals, permits, notices or authorizations are required to be obtained prior to the Effective Time from, Governmental Entities of the United States, the several states or the District of Columbia, and foreign jurisdictions in connection with the execution and delivery of this Agreement and related agreements and the consummation of the transactions contemplated hereby and thereby and (B) timely making all such filings and timely seeking all such consents, approvals, permits, notices or authorizations, and (iii) use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary or appropriate to consummate the transactions contemplated by this Agreement as soon as practicable. In connection with the foregoing, the Company, on the one hand, will provide AFI, and AFI, on the other hand, will provide the Company, with copies of material correspondence, filings or communications (or oral summaries or memoranda setting forth the substance thereof) between such party or any of its Representatives, on the one hand, and any Governmental Entity or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

         7.6 Public Announcements; Public Disclosures; Privacy Laws.
             ------------------------------------------------------

              (a) AFI and the Company shall develop a joint communications plan and each party shall (i) ensure that all press releases and other public statements with respect to this Agreement, and the transactions contemplated hereby shall be consistent in all material respects with such joint communications plan, and (ii) unless otherwise required by Applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, consult with each other a reasonable time before issuing any press release or otherwise making any public statement, and mutually agree upon any such press release or public statement, with respect to this Agreement, or the transactions contemplated hereby. In addition to the foregoing, except to the extent disclosed in the Proxy Statement in accordance with the provisions of Section 7.2, unless otherwise required by Applicable Law (after consultation with outside counsel), the Company shall not, and shall not permit any Company Subsidiary to, issue any press release or otherwise make any public statement or disclosure concerning its business, financial condition or results of operations without the written consent of AFI, which consent will not be unreasonably withheld, delayed or conditioned.

              (b) As promptly as practicable after the date of this Agreement, the Company shall file a copy of this Agreement with the SEC as an exhibit to a Current Report on Form 8-K.

              (c) Each of AFI, Merger Sub and the Company will use its reasonable best efforts to ensure that the consummation of the Merger and the transactions contemplated by this Agreement and the performance by the parties of their obligations under this Agreement will not result in any breach of (i) any Applicable Law concerning the protection of confidential personal information received from individual policyholders or other customers or (ii) the privacy policy of the Company or the privacy policy of AFI.

         7.7 Employee Matters; Agent Matters.
             -------------------------------

              (a) Until the earlier to occur of (i) the first anniversary of the Effective Time and (ii) December 31, 2004 (the "Benefits Continuation Period"), and subject to the last sentence of this Section 7.7(a), the Surviving Corporation shall provide, or cause to be provided, for those employees of the Company and the Company Subsidiaries who continue as employees of the Surviving Corporation or the Company Subsidiaries during the Benefits Continuation Period, compensation and employee benefits that are substantially comparable in the aggregate to those currently provided by the Company or the applicable Company Subsidiary to such employees pursuant to the Company Benefit Plans (but excluding for all purposes, in each case, any equity-based or long-term incentive plans or arrangements); provided that with respect to employees who are subject to collective bargaining or employment agreements (including change in control agreements), compensation, benefits and payments shall be provided in accordance with the such agreements. The foregoing shall not be deemed to restrict in any way the Surviving Corporation's ability to amend or modify or terminate any Company Benefit Plan or to terminate any Person's employment. The Surviving Corporation shall be required to provide severance and any similar benefits which are substantially equivalent in the aggregate to the severance and similar benefits currently provided under the Company Benefit Plans for the ninety-day period following the Effective Time, including by recognizing all service recognized for such purposes under the applicable Company Benefit Plan. Thereafter, until the end of the Benefits Continuation Period, the Surviving

Corporation shall be required to provide severance and any similar benefits to employees who continue as employees of the Company during the Benefits Continuation Period only on a basis that is substantially equivalent in the aggregate to those severance or similar benefits provided from time to time by AFI to similarly situated employees of AFI.

              (b) The Surviving Corporation shall (i) waive any applicable pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements in any replacement or successor welfare benefit plan of the Surviving Corporation that an employee of the Company or any of the Company Subsidiaries is eligible to participate in following the Effective Time to the extent such exclusions or waiting periods were inapplicable to, or had been satisfied by, such employee immediately prior to the Effective Time under the relevant Company Benefit Plan in which such employee participated, (ii) provide each such employee with credit for any co-payments and deductible paid prior to the Effective Time (to the same extent such credit was given under the analogous Company Benefit Plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements and (iii) recognize service prior to the Effective Time with the Company and the Company Subsidiaries for purposes of eligibility to participate, vesting credit and entitlement to benefits (but excluding for purposes of benefit accrual) under any other benefit plan to the same extent such service was recognized by the Company and the Company Subsidiaries under any similar Company Benefit Plan in which such employee participated immediately prior to the Effective Time; provided that the foregoing shall not apply to the extent it would result in any duplication of benefits for the same period of service.

              (c) With respect to matters described in this Section 7.7, the Company will use all reasonable efforts to consult with AFI (and consider in good faith the advice of AFI) prior to sending any notices or other communication materials to its employees.

              (d) Until the first anniversary of the Effective Time, in the case of all Tier 1 Agents and Tier 2 Agents (as reflected on the Company's books and records as of the date hereof), and until the second anniversary of the Effective Time, in the case of all Tier 3 Agents and Tier 4 Agents (as reflected on the Company's books and records as of the date hereof), the Surviving Corporation shall cause the Company to honor, or cause to be honored, in accordance with their respective terms and conditions, the agency contract between such agent and the applicable Insurance Company Subsidiary (a true and complete form of which has previously been provided to AFI), including the commission-related compensation payable pursuant to the commission schedule attached to such agency contract, as the same may be modified from time to time in accordance with the terms thereof. In addition, until the first anniversary of the Effective Time, the Surviving Corporation shall cause the Company to permit each Tier 1 Agent, Tier 2 Agent, Tier 3 Agent and Tier 4 Agent who continues to remain under contract with the Company or any of its Affiliates during such period to continue to market insurance policies, annuity contracts and related products under the name of such Insurance

Company Subsidiary; provided, that nothing herein shall preclude the Surviving Corporation or any Affiliate from (i) imposing restrictions or conditions on any such Agents to promote compliance with Applicable Law or (ii) substituting the broker-dealer services of one or more of AFI's existing broker-dealer Affiliates, or any third-party broker-dealer, for the broker-dealer services currently used by such Agents to market such policies, contracts and related products.

         7.8 Company Indemnification Provisions.
             ----------------------------------

              (a) AFI shall cause the Surviving Corporation to maintain the Company's existing indemnification provisions as of the date hereof with respect to present and former directors, officers, employees and agents of the Company and all other Persons who may presently serve or have served at the Company's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (collectively, the "Indemnified Parties") for all expenses, judgments, fines and amounts paid in settlement by reason of actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time to the fullest extent permitted or required under Applicable Law and the Company's Constituent Documents in effect as of the date of this Agreement (to the extent consistent with Applicable Law), for a period of not less than six years after the Effective Time, and shall cause the Surviving Corporation to perform its obligations under such indemnification provisions in accordance with their respective terms.

              (b) Immediately prior to the Closing, AFI shall purchase, from one or more insurers chosen by AFI, a single payment, run-off policy or policies of directors' and officers' liability insurance covering current and former officers and directors of the Company and its Subsidiaries on terms and conditions, including limits, as favorable as may be available (but no more favorable to the Indemnified Parties than the policies in effect as of the date of this Agreement), such policy or policies (i) to become effective at the Effective Time and remain in effect for a period of six years after the Effective Time, in the event the Company does not exercise the Renewal Option or
(ii) to become effective on the first anniversary of the Effective Time and remain in effect until the sixth anniversary of the Effective Time, in the event the Company does exercise the Renewal Option; provided, however, that (A) such policy shall not be underwritten on a primary basis by AFI or any Affiliate of AFI, (B) each such insurer or insurers shall have an insurer financial strength rating by A.M. Best Co. of at least "A" and (C) the premium for such run-off policy or policies, together with the premium for the Renewal Option, shall not exceed 300% of the last annual aggregate premium paid prior to the date of this Agreement for (i) the primary directors' and officers' insurance policy in place for the Company's directors and officers as of the date hereof, as listed on the Company Disclosure Letter and (ii) the portion of the Umbrella/Excess Policy listed as item 2 on Schedule 7.8 hereof, as the same is in effect on the date hereof, which pertains to directors' and officers' insurance coverage.

              (c) In addition, the Company shall, notwithstanding any other provision of this agreement, be permitted prior to two weeks before the Effective Time to exercise the right contemplated in its current directors' and officers' insurance policy or policies to extend the reporting period under such policy or policies, as listed on the Company Disclosure Letter, for one year following the Effective Time (such right, the "Renewal Option").

              (d) If AFI, the Surviving Corporation or any of its or their successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of AFI or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 7.8.

              (e) The provisions of this Section 7.8 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

         7.9 Approval of New Fund Contracts. AFI and the Company recognize that the transaction contemplated by this Agreement shall constitute an assignment and termination of the Client Contracts and the Underwriting Agreements under the terms thereof and the Investment Company Act. AFI and the Company agree to use all their reasonable best efforts to cooperate in obtaining such authorizations and approvals of the board of directors or Trustees of the U.S. Registered Funds (including any separate approvals of disinterested directors or trustees) and the shareholders thereof (i) as may be reasonably required by the Investment Company Act for new contracts (the "Fund Approvals") and (ii) to the extent requested by AFI, as may be reasonably required to merge or consolidate one or more U.S. Registered Fund with another U.S. Registered Fund or merge or consolidate one or more U.S. Registered Funds with one or more registered investment companies affiliated with AFI. AFI agrees to provide the Company such information, for provision to the board of directors or Trustees of the U.S. Registered Funds, or for inclusion in a proxy statement to the shareholders thereof, as may reasonably be required.

         7.10 Non-Fund Consents. As promptly as practicable after execution of this Agreement, the Company or a Company Adviser Subsidiary shall cause all Private Funds and Non-Fund Clients, and any Private Fund and Non-Fund Client in respect of all Client Contracts entered into by the Company or a Company Adviser Subsidiary between the date of this Agreement and the Closing Date ("New Clients"), to be informed of the transactions contemplated by this Agreement. In addition, the Company or a Company Adviser Subsidiary shall request from all Private Fund and Non-Fund Clients, including all existing clients and New Clients, a signed written consent to the transaction contemplated by this Agreement in such form as may be reasonably satisfactory to AFI ("Affirmative Consent"). Notwithstanding the prior sentence, the Company or a Company Adviser Subsidiary may seek the consent of a Non-Fund Client who has entered into a Client Contract that does not require a written consent in the form of an implied consent ("Negative Consent") by sending a notice and request-for-consent letter to each relevant client not later than 60 days prior to the Closing in such form as may be reasonably satisfactory to AFI. The Company shall (i) use reasonable best efforts to keep AFI informed of the status of obtaining Affirmative Consents and Negative Consents and (ii) deliver to AFI prior to the Closing copies of all Affirmative Consents and make available for inspection the originals of such Affirmative Consents prior to the Closing.

         7.11 Information in Registered Fund Proxy Materials. The Company will use its reasonable best efforts to ensure that each of the proxy solicitation materials to be distributed to the shareholders of the U.S. Registered Funds in connection with the approvals required under the Investment Company Act as described in Section 7.9, will provide all information necessary in order to make the disclosure of information therein satisfy the requirements of Section 14 of the Exchange Act, Section 20 of the Investment Company Act and the rules and regulations thereunder, and that such materials (except to the extent supplied by AFI or any of its officers) will be complete in all material respects and will not contain (at the time such materials or information are distributed, filed or provided, as the case may be and at the time of the applicable shareholder vote or action, including any supplement thereto) any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading or necessary to correct any statement or any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.

         7.12 Compliance with Investment Company Act Section 15(f). (a) AFI and Merger Sub acknowledge and agree that the Company has entered into this Agreement in reliance upon the benefits and protections provided by section 15(f) of the Investment Company Act. AFI and Merger Sub shall each use its reasonable best efforts to conduct its business and, recognizing that none of AFI, Merger Sub, or any Company Adviser Subsidiary will control any of the U.S. Registered Funds or the board of directors or Trustees of any of the Registered Funds, to use its reasonable best efforts to cause each of the U.S. Registered Funds to conduct its business so as to assure that:

              (i) for a period of three years after the Closing Date, at least 75% of the members of the board of directors or trustees of each of the U.S. Registered Funds which continues after the Closing Date its existing or a replacement investment advisory contract with a Company Adviser Subsidiary are not (A) "interested persons" of the investment adviser of such U.S. Registered Fund after the Closing, or (B) "interested persons" of the present investment adviser of such Registered Fund; and

              (ii) there is not imposed on any of the U.S. Registered Funds an "unfair burden" as a result of the transactions contemplated by this Agreement, any payments in connection therewith, or understandings applicable thereto.

              (b) The terms used in quotations in this Section 7.12 shall have the meanings set forth in Section 15(f) or Section 2(a)(19) of the Investment Company Act.

         7.13 State Takeover Laws. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation is or may become applicable to the Merger, the Company shall take such actions as are reasonably necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise take all such actions as are reasonably necessary to eliminate or minimize the effects of any such statute or regulation on the Merger.

         7.14 [Intentionally Omitted]
               ---------------------

         7.15 Additional Matters. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable best efforts to obtain all necessary waivers, consents and approvals in connection with the Governmental Requirements and any other third party consents and to effect all necessary registrations and filings. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, AFI, Merger Sub and the Surviving Corporation shall take all such necessary action. Without limiting the generality of the foregoing, neither the Company, on the one hand, nor AFI on the other, shall, and shall not permit or cause any Subsidiary thereof to, take any actions or omit to take any actions that would cause any of its respective representations and warranties herein to become untrue in any material respect or that would cause, or would reasonably be expected to cause, a Company Material Adverse Effect, in the case of the Company, or a AFI Material Adverse Effect, in the case of AFI.

         7.16 Company Rights Agreement. The board of directors of the Company shall take all action reasonably requested in writing by AFI in order to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement. Except as approved in writing by AFI, the board of directors of the Company shall not (a) amend the Company Rights Agreement, (b) redeem the Rights or (c) take any action with respect to, or make any determination under, the Company Rights Agreement.

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

         7.17 Stockholder Litigation. The Company shall give AFI the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement. The Company agrees that it shall not settle or offer to settle any litigation commenced prior to or after the date hereof against the Company or any of its directors or executive officers by any stockholder of the Company relating to this Agreement, the Merger, any other transaction contemplated hereby or otherwise, without the prior written consent of AFI.

         7.18 Thrift Merger. Subject to the terms and conditions herein provided, as promptly as practicable, the Company, AFI and Merger Sub shall, and each shall cause the Thrift, Frontier Trust Company, FSB ("Frontier") and any of their other respective Subsidiaries or Affiliates as may be necessary to, prepare and file with the OTS all necessary and appropriate applications, and all other necessary filings, and take all other actions necessary for Frontier to merge with the Thrift (the "Thrift Merger") under Section 10(e) of HOLA and applicable OTS regulations and 12 U.S.C. ss. 1815(d)(3) in such manner as is reasonably necessary for the existing status under Section 10(c)(9)(C) of HOLA of AFI and all Subsidiaries and Affiliates of AFI that control Frontier not to be adversely affected by the Merger and transactions contemplated by this Agreement.

         7.19 Equity Securities Beneficially Owned. From time to time upon the reasonable request of AFI, the Company shall provide to AFI a list identifying all equity or similar interests in, and all interests convertible into or exchangeable or exercisable for, any equity or similar interest in any Person, except for the Company Subsidiaries, beneficially owned by the Company (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly, including any equity or similar interest in, and any interest convertible into or exchangeable or exercisable for, any equity or similar interest in any venture capital, private equity or similar pooled investment vehicle and shall thereafter provide AFI with reasonable access to information concerning the equity and other similar interests beneficially owned by the Company, directly or indirectly.

         7.20 AIMR Compliance. The Company shall provide AFI with all information reasonably necessary to determine the basis upon which each Company Advisory Subsidiary prepares and presents its performance presentations and shall cooperate with AFI to determine the actions, if any, necessary to cause any Company Advisory Subsidiary that does not prepare and present its performance presentations in accordance with AIMR Standards to prepare and present its performance presentation in accordance with such standards.

                                  ARTICLE VIII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

              (a) Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or the Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall not have been withdrawn or terminated;

              (b) No statute, rule, regulation, executive order, decree, ruling or preliminary or permanent injunction of any Governmental Entity having jurisdiction which prohibits, restrains or enjoins consummation of the Merger shall be in effect;

              (c) Each of the Company, AFI, and Merger Sub shall have made the filings, and obtained the permits, authorizations, consents, or approvals set forth on Schedule 8.1(c) hereto (collectively, the "Required Consents"); and

              (d) The Company Stockholder Approval shall have been obtained.

         8.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following additional conditions:

              (a) Each of AFI and Merger Sub shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time; and the representations and warranties of AFI and Merger Sub contained in this Agreement shall be true and correct in all respects when made and as of the Effective Time as if made at such time (except to the extent such representations and warranties speak as of a specified date, they need only be true and correct in all respects as of such specified date), interpreted without giving effect to the words "materially" or "material" or to any qualifications based on such terms or based on the defined term AFI Material Adverse Effect, except where the failure of all such representations and warranties to be true and correct, in the aggregate, has not had, or would not reasonably be expected to have a AFI Material Adverse Effect. Without limiting the foregoing, the representations and warranties of AFI and Merger Sub contained in the first sentence of Sections 5.2.1, 5.2.2 and 5.2.3 shall be true and correct in all respects with regard to any such representations or warranties containing the qualifications "materially" or "material" or any other qualification based on such terms or the defined term AFI Material Adverse Effect, and shall be true and correct in all material respects, both individually and in the aggregate, with regard to any such representation and warranty not so qualified, in each case as of the Effective Time (or to the extent such representations or warranties speak as of an earlier date, they shall be true and correct in all material respects or all respects, as applicable, as of such earlier date);

              (b) The Company shall have received a certificate of an executive officer of AFI as to the satisfaction of the conditions set forth in Section 8.2(a); and

              (c) The Company received written approval of the Thrift Merger from the OTS, to the extent the same is required by Applicable Law.

         8.3 Conditions to Obligations of AFI and Merger Sub to Effect the Merger. The obligations of AFI and Merger Sub to effect the Merger shall be subject to the satisfaction or waiver by AFI at or prior to the Effective Time of the following additional conditions:

              (a) The Company shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time; the representations and warranties of the Company contained in this agreement shall be true and correct in all respects when made and as of the Effective Time as if made at such time (except to the extent such representations and warranties speak as of a specified date, they need only be true and correct in all respects as of such specified date), interpreted without giving effect to the words "materially" or "material" or to any qualifications based on such terms or based on the defined term Company Material Adverse Effect, except where the failure of all such representations and warranties to be true and correct, in the aggregate, has not had, or would not reasonably be expected to have a Company Material Adverse Effect. Without limiting the foregoing, the representations and warranties of the Company contained in the first sentence of Section 5.1.1, and Sections 5.1.3, 5.1.4, 5.1.5, 5.1.32 and
5.1.33 shall be true and correct in all respects with regard to any such representations and warranties containing the qualifications "materially" or "material" or any other qualifications based on the defined term Company Material Adverse Effect, and shall be true and correct in all material respects, both individually and in the aggregate, with regard to any such representation and warranty not so qualified, in each case as of the Effective Time (or, to the extent such representations and warranties speak as of an earlier date, they shall be true and correct in all material respects or all respects, as applicable, as of such earlier date);

              (b) AFI and Merger Sub shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company as to the satisfaction of the conditions set forth in Section 8.3(a);

              (c) Since December 31, 2002, no event, occurrence, fact, condition, change, development or effect shall have occurred that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect;

              (d) There shall not be pending or threatened any material suit by any Governmental Entity that has a reasonable likelihood of success which (i) challenges the Merger or any of the other transactions contemplated by or relating to this Agreement or (ii) seeks to restrain or prohibit the consummation of the Merger or any other transactions contemplated by or relating to this Agreement;

              (e) The Company shall have obtained the Fund Approvals (including, except to the extent not required by SEC exemptive order, shareholder approvals) of new investment advisory contracts and sub-advisory contracts from U.S. Registered Funds representing 80 percent of the total assets of all the U.S. Registered Funds determined as of the date of this Agreement and board of director approvals of interim contracts (as contemplated by rule 15a-4 under the Investment company Act ) with the remaining U.S. Registered Funds.

              (f) Appraisal rights shall not have been perfected pursuant to
Section 262(d) of the DGCL by the stockholders of the Company with respect to more than 10% of the issued and outstanding shares of Common Stock as of immediately prior to the Effective Time;

              (g) AFI, Merger Sub and Frontier shall have received written approval of the Thrift Merger from the OTS, to the extent the same is required by Applicable Law, and written confirmation or other written guidance from the OTS, reasonably satisfactory to AFI, that the Merger and the Thrift Merger, and the consummation of the transactions contemplated by this Agreement, will not adversely affect the existing status under Section 10(c)(9)(C) of HOLA of AFI or any Subsidiary or Affiliate of AFI that controls Frontier.

              (h) The Required Consents shall be subject only to (i) conditions customarily imposed by insurance or other applicable regulatory authorities in transactions of the type contemplated by this Agreement, and (ii) other conditions that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or a AFI Material Adverse Effect (after giving effect to the consummation of the Merger).

         8.4 Frustration of Closing Conditions. None of the Company, AFI, or Merger Sub may rely on the failure of any condition set forth in Section 8.1,
8.2 or 8.3, as the case may be, to be satisfied if such failure was caused by such party's failure to act in good faith or to use its reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to
Section 7.5 and Section 7.15.

                                   ARTICLE IX

                                   TERMINATION

         9.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger at the Company Stockholders' Meeting, or any adjournment or postponement thereof:

              (a) By mutual written consent of AFI and the Company;

              (b) By either AFI or the Company, if the Merger shall not have been consummated on or before the date that is 12 months (the "Outside Date") after the date of this Agreement (other than due principally to the failure of the party seeking to terminate this Agreement to perform any obligations under this Agreement required to be performed by it at or prior to the Effective
Time); provided that (subject to the final proviso of this Section 9.1(b)) the passage of such period shall be tolled for any period, or part thereof, during which any party shall be subject to a non-final order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger; provided, further, that (subject to the final proviso of this Section 9.1(b)) the Outside Date may be extended for a period not to exceed 90 days by either party by written notice to the other party if the Merger shall not have been consummated as a result of the condition set forth in Section 8.1(c) failing to have been satisfied and the extending party reasonably believes that the relevant approvals will be obtained during such extension period; provided further, that, notwithstanding the foregoing, in no event shall the Outside Date occur more than 18 months after the date of this Agreement;

              (c) By AFI, if (i) an Adverse Recommendation Change shall have occurred or (ii) the board of directors of the Company approves or recommends any Alternative Transaction Proposal;

              (d) By (i) AFI if the Company Stockholder Approval shall not have been obtained by reason of the failure to obtain the Company Requisite Vote at the Company Stockholders' Meeting or at any adjournment or postponement thereof or (ii) without limiting the Company's right to terminate this Agreement prior to the receipt of the Company Stockholder Approval in accordance with Section 9.1(h) below, by the Company if the Company Stockholder Approval shall not have been obtained by reason of the failure to obtain the Company Requisite Vote at the Company Stockholders' Meeting or at any adjournment or postponement thereof, provided that in the case of any

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

such termination by the Company (A) no Alternative Transaction Proposal shall have been made to the Company, (B) no Alternative Transaction Proposal shall have been made directly to the stockholders of the Company generally, and (C) no Person shall have publicly announced an intention (whether or not conditional) to make any Alternative Transaction Proposal;

              (e) By AFI or the Company, if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become final and non-appealable; provided that the party seeking to terminate this Agreement pursuant to this
Section 9.1 shall not have taken any action that would cause it to be in material violation of any of its representations, warranties or covenants set forth in this Agreement;

              (f) By the Company, if (i) prior to the Closing Date there shall have been a breach or inaccuracy of any representation, warranty, covenant or agreement on the part of AFI or Merger Sub contained in this Agreement, which breach or inaccuracy would (A) give rise to the failure of a condition set forth in Section 8.2 and (B) is incapable of being cured prior to the Closing Date by AFI or Merger Sub, as the case may be, or is not cured within 30 days of written notice of such breach or inaccuracy, or (ii) any of the conditions set forth in
Section 8.1 (other than 8.1(d)) shall have become incapable of fulfillment prior to the Outside Date (subject to the provisos in Section 9.1(b)); provided that the Company is not then in material breach of any representation, warranty or covenant contained in this Agreement;

              (g) By AFI, if (i) prior to the Closing Date there shall have been a breach or inaccuracy of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, which breach or inaccuracy would (A) give rise to the failure of a condition set forth in Section 8.3 and
(B) is incapable of being cured prior to the Closing Date by the Company or is not cured within 30 days of written notice of such breach or inaccuracy, or (ii) any of the conditions set forth in Section 8.1 shall have become incapable of fulfillment prior to the Outside Date (subject to the provisos in Section 9.1(b)); provided that AFI is not then in material breach of any representation, warranty or covenant contained in this Agreement; and

              (h) By the Company if, at any time prior to receipt of the Company Stockholder Approval, (i) the board of directors of the Company has received a Superior Proposal, (ii) in light of such Superior Proposal, the board of directors of the Company shall have determined in good faith by resolution duly adopted, after consultation with outside counsel, that it is necessary for the board of directors of the Company to withdraw, amend or modify its approval or recommendation of this Agreement or the Merger in order to comply with its fiduciary duties to the stockholders of the Company under Applicable Law, (iii) the Company has notified AFI in writing of the determination

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

described in clause (ii) and shall have attached the most current version of the agreement relating to such Superior Proposal to such notice, (iv) at least five Business Days following receipt by AFI of the notice referred to in clause
(iii), and taking into account any revised proposal made by AFI following receipt of the notice referred to in clause (iii), such Superior Proposal remains a Superior Proposal and the board of directors of the Company has again made the determination referred to in clause (ii) (it being understood and agreed that any change to the financial or other material terms of such Superior Proposal shall require a new notice to AFI under clause (iii) and a new five Business Day period under this clause (iv)), (v) the Company is, and at all times has been, in compliance with Section 7.4, (vi) the board of directors of the Company concurrently approves, and the Company concurrently enters into, a definitive agreement providing for the implementation of such Superior Proposal,
(vii) AFI is not at such time entitled to terminate this Agreement pursuant to
Section 9.1(g)(i), and (viii) the Company, at or prior to any termination pursuant to this Section 9.1(h), pays AFI the applicable termination fee set forth in Section 9.3.

         9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become null and void and have no effect and the obligations of the parties under this Agreement shall terminate, except for the obligations in the last sentence of
Section 7.1, and all of the provisions of Section 5.1.18, Section 5.2.5, this
Section 9.2, Section 9.3 and Article X, and there shall be no liability on the part of any party hereto; provided, however, that no party hereto shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

         9.3 Fees and Expenses.
             -----------------

              (a) In the event that:

                   (i) this Agreement is terminated by the Company pursuant to
Section 9.1(h);

                   (ii) this Agreement is terminated by AFI pursuant to Section 9.1(c);

                   (iii) (A) prior to the date of the Company Stockholders' Meeting, an Alternative Transaction Proposal shall have been made to the Company or shall have been made directly to the stockholders of the Company generally or shall have otherwise become publicly known or any Person shall have publicly announced an intention (whether or not conditional) to make an Alternative Transaction Proposal, (B) this Agreement is terminated by AFI pursuant to
Section 9.1(d)(i) and (C) within 12 months of such termination the Company enters into a definitive agreement to

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

consummate, or consummates, the transactions contemplated by an Alternative Transaction Proposal; or

                   (iv) (A) an Alternative Transaction Proposal shall have been made to the Company or shall have been made directly to the stockholders of the Company generally or shall have otherwise become publicly known or any Person shall have publicly announced an intention (whether or not conditional) to make an Alternative Transaction Proposal, (B) this Agreement is terminated by AFI or the Company pursuant to Section 9.1(b) or by AFI pursuant to Section 9.1(g)(i) and (C) within 12 months of such termination the Company enters into a definitive agreement to consummate, or consummates, the transactions contemplated by an Alternative Transaction Proposal; then the Company shall pay AFI a fee equal to $50,000,000. Solely for purposes of clauses (iii) and (iv) above, the term "Alternative Transaction Proposal" shall have the meaning set forth in the definition of such term in Section 10.1(b), except that all references to "15%" therein shall be deemed references to "30%". Any fee due under this Section shall be paid by wire transfer of same-day funds to an account provided in writing by AFI to the Company on the date of termination of this Agreement (except that in the case of termination pursuant to clause (iii) or (iv) above, such payment shall be made on the date of the first to occur of the events referred to in clause (iii)(C) or (iv)(C)).

              (b) Except as otherwise specifically provided herein, each party shall bear its own Expenses in connection with this Agreement and the transactions contemplated hereby, except that in the event AFI terminates this Agreement pursuant to Section 9.1(g) or the Company terminates this Agreement pursuant to Section 9.1(f) in either case due to a willful breach of AFI or the Company, as applicable, the Company, in addition to any payments it may be required to make to AFI pursuant to Section 9.3(a) in respect of such termination, shall reimburse AFI, or AFI shall reimburse the Company, as the case may be, for all of its Expenses. As used in this Agreement, "Expenses" includes all reasonable out-of-pocket expenses (including all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

                                   ARTICLE X

                                  MISCELLANEOUS

         10.1 Definitions.
              -----------

              (a) Terms Generally. The words "hereby", "herein", "hereof", "hereunder" and words of similar import refer to this Agreement as a whole (including any Exhibits hereto and Schedules delivered herewith) and not merely to the specific section, paragraph or clause in which such word appears. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, Exhibits to, and Schedules delivered with this Agreement unless the context shall otherwise require. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The definitions given for terms in this Section 10.1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Except as otherwise expressly provided herein, all references to "dollars" or "$" shall be deemed references to the lawful money of the United States of America.

              (b) Certain Terms. Whenever used in this Agreement (including in the Schedules and Company Disclosure Letter), the following terms shall have the respective meanings given to them below or in the Sections indicated below:

         Adjusted Net Earnings: the consolidated net income of the Company determined in accordance with U.S. GAAP for the six month period ended December 31, 2003 exclusive of the following: (i) earnings resulting from changes in accounting policies and methods; (ii) all capital gains and losses, other than those resulting from prepayments and calls on bonds and mortgages; (iii) reductions in litigation reserves, which are not the result of a final, non-appealable judgments or settlements between the parties to such litigation;
(iv) changes in other accrued items or reserves resulting from changes in assumptions; (v) earnings resulting from any changes to existing reinsurance agreements; (vi) other non recurring items, including but not limited to, Tax reserve releases, changes in restructuring reserves (other than from payments), gains and losses on reinsurance transactions not in the ordinary course of business and gains on disposal of non-invested assets; (vii) earnings resulting from changes in assumptions used to capitalize and amortize DAC, including, mortality, lapse and investment returns; and (viii) gains or losses resulting from sales of Subsidiaries or any material asset outside of the ordinary course of business consistent with past practices; in each case, net of all applicable Tax, DAC amortization and policyholder dividend accruals.

         Adjusted Net Earnings Agreed Upon Procedures Report: a report of PwC, prepared in form and in accordance with attestation standards established by the

American Institute of Certified Public Accountants as set forth in, among other references, AT Section 201, Agreed Upon Procedures Engagements, reporting to PFI that PwC has performed the procedures enumerated in such report, including (w) a comparison of all items used in the calculation of Adjusted Net Earnings to amounts derived from, and reconciled to, the applicable consolidated financial statements of the Company included in the Company Financial Statements and/or such other financial records and work papers of the Company as appropriate or necessary in the circumstances in connection with the calculation of Adjusted Net Earnings in accordance with the terms hereof, (x) a comparison of the accounting policies and methods used by the Company in the preparation of the Statement of Adjusted Net Earnings with the policies and methods used by the Company in the preparation of the Company Financial Statements for consistency,
(y) a comparison of the calculation of Adjusted Net Earnings to the relevant definition of Adjusted Net Earnings as set forth herein and (z) such other procedures as are hereafter agreed to by PFI, the Company and PwC.

         Affiliate: any Person that controls, or is controlled by, or is under common control with, another Person, whether as a result of equity ownership or contractual rights or otherwise.

         AFI Material Adverse Effect: any event, occurrence, fact, condition, change, development, or effect that (a) would prevent or materially delay the consummation of the Merger or the transactions contemplated hereby or (b) would otherwise materially adversely effect the ability of AFI to perform its obligations hereunder and the other transactions contemplated hereby.

         AFI SEC Documents: all reports, schedules, forms, statements and other documents required to be filed or furnished by AFI to the SEC since January 1, 2001.

         Alternative Transaction Proposal: any inquiry, proposal or offer from any Person relating to, or that could reasonably be expected to lead to: (i) any merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution, joint venture or other similar transaction other than the transaction provided for in this Agreement (any of the above, a "Business Combination Transaction") involving the Company, (ii) the Company's acquisition of any Person (other than AFI, Merger Sub or any subsidiary of any of the foregoing (a "Third Party")) in a Business Combination Transaction in which the shareholders of the Third Party immediately prior to consummation of such Business Combination Transaction will own more than 15% of the Company's outstanding capital stock immediately following such Business Combination Transaction, including the issuance by the Company of more than 15% of any class of its voting equity securities as consideration for assets or securities of a Third Party, or (iii) any direct or indirect acquisition or purchase, in a single transaction or a series of related transactions, including by means of the acquisition of capital stock of any Company Subsidiary, of assets or properties that constitute 15% or more of the assets of the Company and the Company Subsidiaries, taken as a whole, or 15% or more of any class of equity securities of the Company, in each case other than the Merger and the transactions contemplated by this Agreement.

         Applicable Law: any applicable order, law, regulation, rule, ordinance, writ, injunction, directive, judgment, decree, principle of common law, constitution or treaty enacted, promulgated, issued, enforced or entered by any Governmental Entity applicable to the parties hereto, or any of their respective subsidiaries, properties or assets, as the case may be.

         Best Knowledge of the Company: the actual knowledge of persons listed on Section 10.1 of the Company Disclosure Letter.

         Business Day: any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York or Paris, France are permitted or obligated by law to be closed for regular banking business.

         Company Benefit Plans: each material U.S. or non-U.S. employee benefit plan, scheme, program, policy, arrangement and contract (including, but not limited to, any "employee benefit plan," as defined in Section 3(3) of ERISA, whether or not subject to ERISA, and any bonus, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, employment, termination, stay agreement or bonus, change in control and severance plan, program, policy, arrangement and contract, written or oral, whether legally enforceable or not) for the benefit of any current or former officer, employee, agent, field underwriter, director, consultant or independent contractor of the Company or any of the Company Subsidiaries that is maintained or contributed to by the Company, any of the Company Subsidiaries or any Company Related Person, or with respect to which any of them could incur material liability under the Code or ERISA or any similar non-U.S. law.

         Company Material Adverse Effect: any event, occurrence, fact, condition, change, development, or effect that is (a) materially adverse to the business, assets, properties, liabilities, results of operations or condition (financial or otherwise) of the Company and the Company Subsidiaries, taken as a whole, (b) would prevent or materially delay the consummation of the Merger or the transactions contemplated hereby or (c) would otherwise materially adversely effect the ability of the Company to perform its obligations hereunder and the other transactions contemplated hereby; except to the extent that such event, occurrence, fact, condition, change, development or effect results from (i) general economic conditions or changes therein, (ii) financial or security market fluctuations or conditions, (iii) changes in or events affecting the financial services industry, insurance and insurance services industries, annuity industry, brokerage industry, investment advisory industry or asset management industry generally, (iv) compliance by the Company with the terms and conditions of this Agreement,

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

(v) any effect arising out of a change in U.S. GAAP, Statutory Accounting Practices or Applicable Law or (vi) any loss of an agent, producer, regulatory representative or employee, and, in the case of clauses (i), (ii), (iii) or (v) not affecting the Company and the Company Subsidiaries to a materially greater extent than it effects other Persons in industries in which such Person competes.

         In determining whether any event, occurrence, fact, condition, change, development or effect constitutes a "Company Material Adverse Effect" under this definition, the parties agree that (x) none of AFI or Merger Sub will be deemed to have knowledge of any event, occurrence, fact, condition, change, development or effect that relates to the Company, any of the Company Subsidiaries or any of their respective internal affairs that is not expressly set forth with particularity on the Company Disclosure Letter or that is not expressly set forth with particularity in the Company Reports filed after December 31, 2001 and publicly available prior to the date of this Agreement and (y) the analysis of materiality shall not be limited to either a long-term or short-term perspective..

         In addition, and without limiting the generality of the foregoing, for purposes of the closing conditions set forth in Sections 8.3(a), 8.3(c) and 8.3(h), an event, occurrence, fact, condition, change, development or effect will be deemed to constitute a Company Material Adverse Effect under clause (a) of the first sentence of this paragraph only if such event, occurrence, fact, condition, change, development or effect, individually or in the aggregate with all other such events, occurrences, facts, conditions, changes, developments or effects, would, or would reasonably be expected to, result in Losses to the Company and the Company Subsidiaries, taken as a whole, of $120,000,000 or more; it being understood and agreed, that, notwithstanding anything in this Agreement to the contrary, any Losses resulting from, or which would be reasonably expected to result from, any event, occurrence, fact, condition, development, change or effect relating to any matter, whether or not such matter is disclosed on the Company Disclosure Letter, shall be included in determining whether such $120,000,000 amount has been met or exceeded, to the extent, but only to the extent, such Losses exceed the reserve, if any, for such matter reflected on the Company's consolidated balance sheet as of December 31, 2002 included in the Company Financial Statements.

         Company Related Person: any trade or business whether or not incorporated, that, together with the Company or any of the Company Subsidiaries, is, or would have been at any date of determination occurring within the preceding six years, treated as a single employer under Section 414 of the Code.

         Company Rights Agreement: the Rights Agreement, dated as of November 10, 1998, between the Company and First Chicago Trust Company of New York.

         Constituent Documents: with respect to any entity, the Certificate or Articles of Incorporation and Bylaws of such entity, or any similar charter or other organizational documents of such entity.

         Encumbrance: any mortgage, pledge, deed of trust, hypothecation, claim, security interest, encumbrance, title retention agreement, license, occupancy agreement, easement, encroachment, voting trust agreement, option, right of first offer, negotiation or refusal, proxy, lien, lien with respect to Taxes, charge or other similar restriction or limitation of any nature whatsoever, including such Encumbrances as may arise under any written or oral contract, agreement, instrument, obligation, offer, commitment, arrangement or understanding.

         Governmental Entity: any court or tribunal or administrative, governmental or regulatory body, agency, commission, board, legislature, instrumentality, division, department, public body or other authority of the United States or a foreign nation, or any state or other political subdivision thereof, and any self-regulatory organization.

         IRS:  Internal Revenue Service.

         Losses: any claim, liability, loss (including the loss of any tax asset), fines, costs, royalties, proceedings, deficiencies or damages of any kind (whether absolute, accrued, contingent or otherwise), and whether or not resulting from third-party claims, including reasonable out-of-pocket expenses and reasonable attorneys' and accountants' fees incurred in the investigation or defense of any of the same.

         Permitted Encumbrances: (i) encumbrances reflected in the Company Financial Statements or in the Schedules hereto, (ii) encumbrances for Taxes (x) not yet due and payable, or (y) which are being contested in good faith by appropriate proceedings, (iii) encumbrances for warehousemen, mechanics and materialmen and other similar statutory Encumbrances incurred in the ordinary course of business consistent with past practice and (iv) encumbrances that do not materially interfere with the current use of the assets of the business conducted by the Company and the Company Subsidiaries, taken as a whole.

         Person: any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

         Subsidiary: of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

         Superior Proposal: a bona fide written proposal made by a Third Party
(i) which is for a Business Combination Transaction involving, or any purchase or acquisition of, (A) at least 50% of all the voting power of the Common Stock or (B) at least 50% of the consolidated assets of the Company and the Company Subsidiaries, taken as a whole, and (ii) which is otherwise on terms which the Company's board of directors determines in good faith by resolution duly adopted
(A) would result in a transaction that, if consummated, is more favorable to holders of Common Stock, from a financial point of view, than the Merger (after consultation with a nationally recognized investment banking firm), taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by AFI to amend the terms of this Agreement) and (B) is reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal; provided, however, that no proposal shall be deemed to be a Superior Proposal if any financing required to consummate the proposal is not then committed.

         Tax Return: any declaration, return, report, schedule, certificate, statement or other similar document (including relating or supporting information) required to be filed or, where none is required to be filed with a Taxing Authority, the statement or other document issued by a taxing authority in connection with any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

         Taxes: any and all federal, state, local, foreign, provincial or territorial taxes, rates, levies, assessments and other governmental charges of any kind whatsoever whether imposed directly or through withholding (together with any and all interest, penalties, additions to tax and additional amounts applicable with respect thereto), including income, franchise, premium, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, net worth, excise, withholding, ad valorem and value added taxes.

         Taxing Authority: with respect to any Tax, the Governmental Entity that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision.

         U.S. GAAP: United States generally accepted accounting principles.

              (c) Additional Terms. The following terms are defined in the corresponding Sections of this Agreement:

Term                                                      Section Reference
----                                                      -----------------

Adverse Recommendation Change                             7.4(b)

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

Affirmative Consent                                       7.10
AFI                                                       Introduction
Agreement                                                 Introduction
AIMR Standards                                            5.1.31
Appraisal Shares                                          4.4
Benefits Continuation Period                              7.7(a)
By-Laws                                                   2.2
Certificate                                               4.1(b)
Certificate of Incorporation                              2.1
Certificate of Merger                                     1.3
Client Contract                                           5.1.27
Closing                                                   1.2
Closing Date                                              1.2
Code                                                      4.2(e)
Common Stock                                              4.1(a)
Company                                                   Introduction
Company Adviser Subsidiary                                5.1.2(g)
Company Annual Statutory Statements                       5.1.7
Company Broker/Dealers                                    5.1.2(f)
Company Contracts                                         5.1.23(a)
Company Disclosure Letter                                 5.1.2
Company Financial Statements                              5.1.6(b)
Company Forms                                             5.1.13(a)
Company Insurance Subsidiaries                            5.1.2(b)
Company Investments                                       5.1.15(a)
Company Privacy Policy                                    5.1.29
Company Quarterly Statutory Statements                    5.1.7

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

Company Reports                                           5.1.6(c)
Company Requisite Vote                                    5.1.4(a)
Company Statutory Financial Statements                    5.1.7
Company Stockholder Approval                              5.1.4(a)
Company Stockholders' Meeting                             7.3
Company Subsidiaries                                      5.1.2(a)
Company Title IV Plan                                     5.1.19(c)
Company's 10-K                                            5.1.6(c)
Confidentiality Agreement                                 7.1
Convertible Preferred Stock                               5.1.3(a)
Distribution Date                                         5.1.33
DGCL                                                      Recital    2
Effective Time                                            1.3
Environmental Claims                                      5.1.24(b)
Environmental Laws                                        5.1.24(a)
Exchange Act                                              5.1.2(i)
Excluded Shares                                           4.1(a)
FDIC                                                      5.1.2(e)
Foreign Funds                                             5.1.26
Frontier                                                  7.18
Fund Approvals                                            7.9
Fund Shares                                               5.1.28(c)
Governmental Requirements                                 5.1.5(a)
HOLA                                                      5.1.2(e)
Holder                                                    4.2(a)
HSR Act                                                   5.1.5(a)
Indemnified Parties                                       7.8(a)

Intellectual Property                                     5.1.21(d)
Investment Advisers Act                                   5.1.2(g)
Investment Company Act                                    5.1.2(i)
Merger                                                    Recital    2
Merger Consideration                                      4.1(a)
Merger Fund                                               4.2(a)
Merger Sub                                                Introduction
NASD                                                      5.1.2(f)
Negative Consent                                          7.10
New Clients                                               7.10
Non-Fund Clients                                          5.1.26
Option                                                    4.3(a)
OTS                                                       5.1.2(e)
Outside Date                                              9.1(b)
Paying Agent                                              4.2(a)
Preferred Stock                                           5.1.3(a)
Private Funds                                             5.1.26
PwC                                                       5.1.6(b)
Proxy Statement                                           7.2(a)
Registered Funds                                          5.1.26
Registered Separate Account                               5.1.13(f)
Renewal Option                                            7.8(c)
Reports                                                   5.1.28(d)
Representatives                                           7.4(a)
Required Consents                                         8.1(c)
Restricted Share                                          4.3(b)
Rights                                                    5.1.3(a)

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

Rights Agreement Amendment                                5.1.33
Sarbanes-Oxley Act                                        5.1.6(d)
SEC                                                       5.1.2(f)
Second Confidentiality Agreement                          7.1
Section 262                                               4.4
Securities Act                                            5.1.5(a)
Separate Account                                          5.1.13(e)
Series A Preferred Stock                                  5.1.3(a)
Statutory Accounting Practices                            5.1.7
Stock Acquisition Date                                    5.1.33
Surviving Corporation                                     1.1
Thrift                                                    5.1.2(e)
Thrift Merger                                             7.18
Underwriting Agreement                                    5.1.28(b)
U.S. Registered Fund                                      5.1.26
Voting Company Debt                                       5.1.3(b)
Warrants                                                  5.1.3(a)

         10.2 Survival of Representations, Warranties and Agreements. No representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive beyond the Effective Time except as set forth in Section 9.3. This Section 10.2 shall not limit any covenant or agreement set forth in this Agreement that by its terms contemplates performance after the Effective Time, which covenants and agreements shall survive the Effective Time.

         10.3 Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given (a) upon confirmation of receipt of a facsimile transmission or (b) when sent by an internationally recognized overnight carrier (providing proof of delivery) or when delivered by hand, addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

              (a) If to AFI or Merger Sub, to:

                  AXA Financial, Inc.
                  1290 Avenue of the Americas
                  New York, New York  10104
                  Attention:  Richard V. Silver, Esq.
                  Fax:  (212) 707-1935

                  with a copy to:

                  Debevoise & Plimpton
                  919 Third Avenue
                  New York, New York  10022
                  Attention:  Michael W. Blair, Esq.
                  Fax:  (212) 909-6836

              (b) If to the Company, to:

                  The MONY Group Inc.
                  1740 Broadway
                  New York, New York  10019
                  Attention:  General Counsel
                  Fax:  (212) 708-2056

                  with a copy to:

                  Dewey Ballantine LLP
                  1301 Avenue of the Americas
                  New York, New York  10019
                  Attention:   Morton A. Pierce, Esq.
                               Jonathan L. Freedman, Esq.
                               Michael J. Aiello, Esq.
                  Fax:  (212) 259-6333

         10.4 Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.5 Entire Agreement; Assignment. This Agreement (including the Exhibits, Schedules and other documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings (other than those contained in the Confidentiality Agreement and the Second Confidentiality Agreement, which are hereby incorporated by reference herein), both written and oral, among the parties or any of them, with respect to the subject matter hereof, including any transaction between or among the parties hereto. This Agreement shall not be assigned by operation of law or otherwise, except that AFI may assign all of its rights and obligations hereunder to any direct or indirect Subsidiary of AXA, which is organized under the laws of any state of the United States and with respect to which AXA owns at least 80% of the voting power or economic interests, provided, however, that notwithstanding any such assignment, AFI shall remain obligated to perform all of its obligations hereunder in accordance with the terms hereof.

         10.6 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.
              ---------------------------------------------

              (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES OF CONFLICTS OF LAW EXCEPT TO THE EXTENT THAT THE LAW OF THE STATE OF DELAWARE IS MANDATORILY APPLICABLE TO THE MERGER. The parties hereby irrevocably submit to the jurisdiction of the courts of the County and State of New York and the State of Delaware and the Federal courts of the United States of America located in the County and State of New York or the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State, Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties solely for such purpose and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.3 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

              (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER

PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.6.

         10.7 Expenses. Subject to Section 9.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses.

         10.8 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         10.9 Waiver. At any time prior to the Effective Time, AFI, on the one hand, and the Company on the other may (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto of the Company in the case of AFI, or AFI or Merger Sub, in the case of the Company, and (c) waive compliance with any of the agreements or conditions contained herein of the Company, in the case of AFI, or AFI or Merger Sub, in the case of the Company. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall act as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

         10.10 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed and delivered (by telecopy or otherwise) by all of the other parties hereto.

         10.11 Severability; Validity; Parties in Interest. If any provision of this Agreement, or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible. Except as provided in Section 7.8, nothing in this Agreement, express or implied, is intended to confer upon any Person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         10.12 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         IN WITNESS WHEREOF, each of AFI, Merger Sub, and the Company has caused this Agreement to be executed as of the date first above written.




                                  AXA FINANCIAL, INC.



                                  By:/s/ Stanley B. Tulin
                                     -----------------------------------------
                                  Name: Stanley B. Tulin
                                  Title: Vice Chairman of the Board and
                                         Chief Financial Officer


                                  AIMA ACQUISITION CO.



                                  By: /s/ Stanley B. Tulin
                                     -----------------------------------------
                                  Name: Stanley B. Tulin
                                  Title: Chief Financial Officer and
                                         Vice President


                                  THE MONY GROUP INC.



                                  By: /s/ Michael I. Roth
                                     -----------------------------------------
                                  Name: Michael I. Roth
                                  Title: Chairman of the Board and
                                         Chief Executive Officer

                                    Exhibit A

                                                                       EXHIBIT A
                                                         TO THE MERGER AGREEMENT


                          Certificate of Incorporation
                          of the Surviving Corporation
                          ----------------------------

            FIRST: The name of the corporation (hereinafter called the "Corporation") is "The MONY Group Inc."

            SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is c/o The Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Center.

            THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

            FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is [ ] shares of Common Stock, par value $.01 per share.(1)

            FIFTH: In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

            SIXTH: No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing does not eliminate or limit any liability that may exist with respect to (i) a breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability

-----------------------
1 The number of shares will equal the number of shares of Common Stock outstanding at the Effective Time (other than Excluded Shares and Restricted Shares) or if such number is not determinable prior to Closing, an estimate (as determined by AXA) of such number.

     under Section 174 of the General Corporation Law of the State of Delaware (the "DGCL") or (iv) a transaction from which the director or officer derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the Corporation's directors to the Corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the DGCL, as in effect on the date hereof and as such Section may be amended after the date hereof to the extent such amendment permits such liability to be further eliminated or limited. No amendment to, modification or repeal of this Article SIXTH shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

            SEVENTH: Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.


                                       81